Filed Pursuant to Rule 424(b)(4)
Registration No. 333-189432

PROSPECTUS

$150,000,000

Quinpario Acquisition Corp.

15,000,000 Units

Quinpario Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. While we currently intend to consummate our initial business combination with a target business in the specialty chemicals and performance materials industries, we are not limited to a particular industry or geographic region.

This is an initial public offering of our securities. We are offering 15,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $12.00, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of 30 days after the consummation of our initial business combination or 12 months from the consummation of this offering, and will expire five years after the consummation of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 2,250,000 units to cover overallotments, if any.

We have 16 months from the consummation of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 16 months, we may extend the period of time to consummate a business combination twice, each by an additional four months, for an aggregate of eight additional months as described in this prospectus. If we are unable to consummate our initial business combination within the above time periods, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein.

Currently, there is no public market for our units, common stock or warrants. Our units have been approved for listing on Nasdaq under the symbol “QPACU” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless C&Co/PrinceRidge LLC, acting as representative of the underwriters, informs us of its decision to allow earlier separate trading, in each case subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we anticipate the common stock and warrants will be listed on Nasdaq under the symbols “QPAC” and “QPACW,” respectively. (Continued on inside front cover)

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 26 of this prospectus. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$150,000,000
Underwriting discount(1)(2)	$0.60	$9,000,000
Proceeds, before expenses, to Quinpario Acquisition Corp.	$9.40	$141,000,000

(1)	Includes $0.30 per unit, or approximately $4.5 million in the aggregate (approximately $5.175 million if the underwriters’ overallotment option is exercised in full), payable to C&Co/PrinceRidge LLC and Cantor Fitzgerald & Co. for deferred underwriting commissions to be placed in the trust account described below. Such funds will be released to C&Co/PrinceRidge LLC and Cantor Fitzgerald & Co. only on completion of an initial business combination, as described in this prospectus.

(2)	The underwriters will receive compensation in addition to the discounts and commissions as set forth in the section entitled “Underwriting” beginning on page 126.

The underwriters are offering the units on a firm commitment basis. C&Co/PrinceRidge LLC, acting as representative of the underwriters, expects to deliver the units against payment in New York, New York on or about August 14, 2013.

C&Co/PrinceRidge
Cantor Fitzgerald & Co.
Drexel Hamilton

August 8, 2013

(Continued from front cover)

Of the proceeds we receive from this offering and the sale of the units in the private placement described in this prospectus, $155.25 million ($10.35 per share), or approximately $177.075 million (approximately $10.26 per share) if the underwriters’ overallotment option is exercised in full, will be deposited into a trust account at UBS Financial Services in the United States maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except for interest income earned on the trust account balance and released to us for working capital purposes and to pay any taxes or dissolution expenses, each as described herein, our amended and restated certificate of incorporation provides that none of the funds held in trust will be released from the trust account, until the earlier of (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by us in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of our public shares if we are unable to consummate a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), subject to applicable law and extension as set forth in this prospectus, ; or (iv) otherwise upon our liquidation or in the event our management resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 16 month (or extended) period. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

We will provide holders of the common stock sold as part of the units in this offering, or our public stockholders, with the opportunity to redeem their shares of our common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to as our public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. If we are unable to consummate a business combination within 16 months (or up to 24 months in case of extensions as described below) from the consummation of this offering, we will redeem the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses, divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

Our sponsor, Quinpario Partners I, LLC, has committed to purchase 1,150,000 placement units, each consisting of one share of common stock and one warrant to purchase one share of common stock with an exercise price of $12.00, at a price of $10.00 per unit (a total of $11,500,000) in a private placement that will occur simultaneously with the consummation of this offering. These placement units and their component securities are subject to lockup provisions described herein.

The 16 month period of time we have in which to complete an initial business combination may be extended for up to two four month periods, up to a maximum of 24 months in the aggregate. In order to extend the time available for us to consummate our initial business combination, our sponsor, or its affiliates or designees, must deposit an aggregate of $1.125 million (or approximately $0.075 per public share, or $0.065 per public share if the overallotment is exercised in full) into the trust account prior to the applicable deadline for each four month extension. In return, they would receive 112,500 extension units ($10.00 per unit), on the same terms as in the private placement that will occur simultaneously with the consummation of this offering. An aggregate of 225,000 extension units could be issued in connection with the two extensions. Neither our sponsor, nor any of its affiliates or designees, is obligated to purchase such units in order to extend the time for us to complete our initial business combination.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus in its entirety before investing in our securities, including the information discussed under “Risk Factors” beginning on page 26 and our financial statements and notes thereto that appear elsewhere in this prospectus. Unless otherwise stated in this prospectus, all the information in this prospectus assumes that the underwriters will not exercise their overallotment option.

As used in this prospectus:

•	references to “we,” “us,” “company” or “our company” refer to Quinpario Acquisition Corp.;

•	references to our “sponsor” refer to Quinpario Partners I, LLC, a Delaware limited liability company formed for the express purpose of acting as the sponsor of this offering. The managing member of our sponsor is Quinpario Partners LLC, and the managing member of Quinpario Partners LLC is our Chairman and Chief Executive Officer, Jeffry N. Quinn;

•	references to “extension units” are to an aggregate of up to 225,000 extension units which may be purchased separately by our sponsor or its affiliates or designees in the event we are unable to consummate our initial business combination within 16 months of the consummation of this offering, each extension unit consisting of one extension share and one extension warrant;

•	references to “founder shares” are to 6,208,333 shares of our common stock sold by us to our sponsor, 469,000 of which have been transferred by our sponsor to our independent directors and to certain employees of an affiliate of our sponsor, and which include an aggregate of 750,000 founder shares that are subject to forfeiture by our sponsor (but not its transferees) to the extent that the overallotment option is not exercised by the underwriters, and up to 75,000 founder shares which are subject to forfeiture by our sponsor (but not its transferees) in the event that the extension units are not purchased;

•	references to “initial holder” are to our sponsor, who is purchasing placement units in the private placement;

•	references to our “initial stockholders” refer to our sponsor, our officers, directors and employees of an affiliate of our sponsor that hold founder shares;

•	references to our “management” or our “management team” refer to our officers and certain of our directors;

•	references to our “public shares” are to shares of our common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	references to “public stockholders” refer to the holders of our public shares, which may include our initial stockholders and members of our management team if and to the extent our initial stockholders and/or members of our management team purchase public shares, provided that any of our initial stockholders’ and a member of management’s status as a “public stockholder” shall only exist with respect to such public shares;

•	references to “private placement” refer to the private placement of 1,150,000 placement units being purchased by our sponsor, that will occur simultaneously with the consummation of this offering for a purchase price of $10.00 per placement unit for a total purchase price of $11,500,000;

•	references to “placement units” are to an aggregate of 1,150,000 units being purchased separately by our sponsor in the private placement, each placement unit consisting of one placement share and one placement warrant;

•	references to “placement shares” are to an aggregate of 1,150,000 shares of our common stock included within the placement units being purchased separately by our sponsor; and

•	references to “placement warrants” are to warrants to purchase an aggregate of 1,150,000 shares of our common stock included within the placement units being purchased separately by our sponsor in the private placement.

General

We are a newly organized blank check company formed in May 2013 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We have conducted no operations and have generated no revenues to date and we will not generate operating revenues at the earliest until we consummate our initial business combination.

Over the course of their careers, the members of our management team and board of directors have developed a broad international network of contacts and corporate relationships we believe will serve as a useful source of investment opportunities. We will seek to capitalize on the global network and investing and operating experience of our management team and board of directors to identify, acquire and operate one or more businesses in the specialty chemicals and performance materials industries within or outside of the United States, although we may pursue a business combination outside these industries. In the event we elect to pursue an investment outside of these industries, our management’s expertise related to that industry may not be directly applicable to its evaluation or operation, and the information contained herein regarding these industries might not be relevant to an understanding of the business that we elect to acquire.

We believe our management team has the skills and experience to identify, evaluate and consummate a business combination and is positioned to assist businesses we acquire. However, our management team’s network and investing and operating experience do not guarantee a successful initial business combination. The members of our management team are not required to devote any significant amount of time to our business and are concurrently involved with other businesses. There is no guarantee that our current officers and directors will continue in their respective roles, or in any other role, after our initial business combination, and their expertise may only be of benefit to us until our initial business combination is completed. Past performance by our management team is not a guarantee of success with respect to any business combination we may consummate.

We anticipate structuring a business combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business, but we intend to consummate such business combination if we (or any entity that is a successor to us in a business combination) acquire a majority of the outstanding voting securities or assets of the target with the objective of making sure that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, based on the fact that less than 40% of our assets will be defined as investment securities under the provisions of that statute. Even though we will own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. The Nasdaq rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not independently able to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criteria. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be required to consummate a business combination with a target whose fair market value equals at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on the income earned on the trust account).

Our management team intends to focus on acquiring companies that will increase stockholder value by growing revenue (through organic growth and acquisitions) and improving the efficiency of business operations of the acquired company. We intend to focus primarily on acquiring companies valued between $300 million and $1 billion of enterprise value. We believe that the acquisition and operation of an established business will provide a foundation from which to build a diversified business platform. Consistent with this strategy, we believe the following general criteria and guidelines are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Opportunities for Platform Growth: We will seek to acquire one or more businesses or assets that we can grow both organically and through acquisitions. Particularly in regard to the specialty chemicals and performance materials industries, we may initially consider those sectors that complement our management team’s background, such as composites and carbon fibers, filtration and biomaterials, alternative energy and storage, specialty films and packaging, ceramics and inorganics, plastics and compounds, electronic chemicals and materials, specialty resins and plastics, chemicals and additives, and specialty fluids and lubricants.

•	History of and Potential for Strong Free Cash Flow Generation: We will seek to acquire one or more businesses that have the potential to generate strong free cash flow (i.e., companies that typically generate cash in excess of that required to maintain or expand the business’s asset base). We will focus on one or more businesses that have recurring revenue streams and low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance stockholder value.

•	Established Companies with Proven Track Records: We will seek to acquire established companies, particularly those focused on industries connected to the specialty chemicals and performance materials industries with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results. Although we are not restricted from doing so, we do not intend to acquire start-up companies.

•	Experienced and Motivated Management Teams: We will seek to acquire businesses that have strong, experienced management teams with a substantial personal economic stake in the performance of the acquired business. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We will focus on companies where we expect that the operating expertise of our officers and directors will complement the target’s management team.

•	Strong Competitive Industry Position: We will seek to acquire businesses focused on the specialty chemicals and performance materials industries that have strong fundamentals, although we may acquire businesses in other industries. The factors we will consider include growth prospects, competitive dynamics and position, level of consolidation, need for capital investment, potential for improvement and barriers to entry. We will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on technology, global positioning, product quality and services, customer loyalty, cost impediments associated with customers switching to competitors, intellectual property protection and brand positioning. We will seek to acquire one or more businesses that demonstrate advantages or have the potential to become advantaged when compared to their competitors, which may help to protect their market position and profitability.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

Our executive officers all have deep knowledge of the chemicals and performance materials industries, experience in managing global businesses, and experience operating in a public-company environment. Moreover, they have experience with mergers and acquisitions, including business and financial analysis, negotiations, structuring and execution. Additionally, they are all partners in Quinpario Partners LLC, a privately owned investment and operating company founded by our Chairman, President and Chief Executive Officer, Jeffry N. Quinn, and focused on the specialty chemicals and performance materials sector. Mr. Quinn and his partners formed Quinpario after leaving Solutia Inc. (formerly NYSE: SOA), a global specialty chemical and performance materials company, following its sale to Eastman Chemical Company (NYSE: EMN). Mr. Quinn was Solutia’s Chairman, President and Chief Executive Officer, and our four other managers were also senior executives of Solutia. All have corporate management experience, extensive operational expertise and significant transactional experience.

Our Chairman, President and Chief Executive Officer, Jeffry N. Quinn, is the founder, Chairman, Chief Executive Officer and Managing Member of Quinpario Partners LLC. Mr. Quinn has over 25 years of experience with industrial companies in the areas of mining, refining and chemicals, including as President, Chief Executive Officer and Chairman of the Board of Solutia Inc., a global specialty chemical and performance materials company which was headquartered in St. Louis, MO. Mr. Quinn has significant financial market experience, including participation in two initial public offerings, other equity and debt offerings, and financings. He has senior level executive leadership experience in diverse industries and broad experience in a wide range of functional areas, including strategic planning, mergers and acquisitions, human resources, legal and governmental affairs, and corporate governance. He has served as general counsel and corporate secretary for three different publicly traded companies and has been extensively involved in a number of significant mergers, acquisitions, financings, and other corporate transactions.

Mr. Quinn is currently a member of the board of directors of Tronox Limited (NYSE: TROX), a fully integrated producer and marketer of titanium ore and titanium dioxide pigment, Ferro Corporation (NYSE: FOE), a global supplier of technology-based performance materials and chemicals for manufacturers, and W.R. Grace & Co. (NYSE: GRA), a global supplier of catalysts, engineered and packaging materials and specialty construction chemicals and building materials.

Our Vice President, General Counsel and Secretary, Paul J. Berra III, is a Partner with and serves as the General Counsel and Chief Administrative Officer of Quinpario Partners LLC. Mr. Berra served as Senior Vice President, Legal and Governmental Affairs and General Counsel for Solutia Inc. from December 2009 until July 2012 when Solutia was sold to Eastman Chemical. Mr. Berra had global responsibility for the legal and governmental affair functions of Solutia. While serving as general counsel, Mr. Berra played an important role in the company’s equity and debt offerings as well as several refinancings. Prior to December 2009, Mr. Berra also served as Solutia’s Chief Administrative Officer where he had the additional global responsibility for human resources.

Our Vice President — Operations, A. Craig Ivey, is an Operating Partner with Quinpario Partners LLC. Mr. Ivey was previously President and General Manager of the Performance Films Division for Solutia Inc., an aftermarket window film business with operations in Europe, Asia and the Americas. As President and General Manager, Mr. Ivey had responsibility for all commercial, manufacturing, technology, and strategic aspects of the business. During his tenure at Performance Films, the division completed an acquisition of Southwall Technologies Inc. Mr. Ivey joined Solutia at the company’s inception in 1997 and possesses over 30 years of manufacturing, supply chain, business and leadership expertise, including service in the Asia Pacific region. He also has an operations background and served as Plant Manager and Manufacturing Director for Solutia’s largest production facility in Pensacola, FL.

Our Vice President and Chief Strategy Officer, Nadim Z. Qureshi, is a Partner with Quinpario Partners LLC. Mr. Qureshi was previously Senior Vice President of Corporate Development — Emerging Markets and President of Photovoltaics for Solutia Inc., based in Shanghai, China. Mr. Qureshi was responsible for identifying portfolio development and growth opportunities in emerging markets. He also had responsibility for global management of the photovoltaic business. Before being named to this position in 2011, Mr. Qureshi was Vice President, Corporate Strategy and Development, responsible for strategic planning and business development initiatives across Solutia’s business platforms. Prior to this role, he served as Vice President and General Manager of Nylon Resins and Industrial Fibers where he had profit/loss responsibility and led the business until the eventual sale of Solutia’s Nylon division in 2009.

Our Vice President and Chief Financial Officer, D. John Srivisal, is a Partner with Quinpario Partners LLC. Mr. Srivisal was previously Vice President, Transaction Execution for Solutia Inc. In that role Mr. Srivisal had global responsibility for merger, acquisition, divestiture and joint venture transactions.

Mr. Srivisal served as the lead strategist, negotiator and decision-maker responsible for completing over 20 transactions. Before being named to this position in 2009, Mr. Srivisal served as Solutia’s Director of Planning and Coordination. In this role, Mr. Srivisal had chief of staff responsibilities for President, Chief Executive Officer and Chairman of the Board Jeffry N. Quinn.

In addition to any potential business candidates we may identify on our own, we anticipate that other target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information which will be made available to us.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. Additionally, we are not prohibited from partnering, submitting joint bids, or entering into any similar transaction with our sponsor, or an affiliate of our sponsor, in the pursuit of an initial business combination. In the event we seek to complete an initial business combination with such a company or we partner with our sponsor or an affiliate of our sponsor in our pursuit of an initial business combination, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, that such an initial business combination is fair to our stockholders from a financial point of view.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. In addition, our officers and directors have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), and liquidated the trust account and distributed the proceeds to our public shareholders.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act) and will remain such for up to five years. If our non-convertible debt issued within a three year period or revenues exceeds $1 billion, or the market value of our common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards.

Our executive offices are located at 12935 N. Forty Drive, Suite 201, St. Louis, Missouri 63141 and our telephone number is (314) 548-6200.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also, among other things, the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 26 of this prospectus.

Securities offered	15,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

NASDAQ Capital Market symbols	Units: “QPACU”
Common Stock: “QPAC”

Warrants: “QPACW”

Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless C&Co/PrinceRidge, acting as representative of the underwriters, informs us of its decision to allow earlier separate trading, subject, in each case, to our having filed the Current Report on Form 8-K as described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will our common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the consummation of this offering. We will file the Current Report on Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the underwriters’ overallotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ overallotment option.

Units:

Number of placement units outstanding before this offering	0

Number of placement units to be sold simultaneously with this offering	1,150,000

Number of units to be outstanding after this offering and the private placement	16,150,000

Common stock:

Number outstanding before this offering	6,208,333(1)(2)

Number outstanding after this offering and private placement	21,533,333(2)(3)

Warrants:

Number of warrants outstanding before this offering	0

Number of warrants outstanding after this offering and private placement	16,150,000(3)(4)

Exercisability	Each warrant offered in this offering is exercisable to purchase one share of our common stock.

Exercise price	$12.00 per share, subject to adjustments as described herein.

Exercise period	The warrants will become exercisable on the later of:

• 30 days after the consummation of our initial business combination, or

• 12 months from the closing of this offering;

provided that no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock is available, and such shares are registered, qualified or exempt from registration under the securities laws of

(1)	This number includes an aggregate of 750,000 founder shares that are subject to forfeiture by our sponsor to the extent that the overallotment option is not exercised by the underwriters, and up to 75,000 shares of common stock that are subject to forfeiture by our sponsor in the event that the extension units are not purchased.

(2)	This number includes all founder shares in an aggregate amount equal to 25% of our issued and outstanding shares after this offering and the expiration of the underwriters’ overallotment option without exercise. The founder shares will not be released from transfer restrictions until the date (i) with respect to 20% of such shares, upon consummation of our initial business combination, (ii) with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iii) with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iv) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and (v) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a business combination, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the company is the surviving entity.

(3)	Assumes no exercise of the underwriters’ overallotment option and the resulting forfeiture by our sponsor of 750,000 founder shares as described in footnote (1), and assumes the forfeiture of 75,000 founder shares by our sponsor due to non-purchase of the extension units. Our sponsor, Quinpario Partners I, LLC, has committed to purchase, simultaneously with the consummation of this offering, an aggregate of 1,150,000 private placement units, each unit consisting of one placement share and one placement warrant. Our initial stockholders and sponsor will hold 30.3% of the outstanding common stock following this offering and the expiration of the underwriters’ overallotment option. The placement units are not subject to forfeiture but will be subject to transfer restrictions as described in “Principal Stockholders — Transfers of Founder Shares, Placement Units and Extension Units (including securities contained therein)”).

(4)	Includes 1,150,000 placement warrants included in the placement units.

the state of residence of the holder. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants has not been declared effective by the 60th business day following the closing of our initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed to use our best efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, to maintain a current prospectus relating to those shares of common stock until the earlier of the date the warrants expire or are redeemed and, the date on which all of the warrants have been exercised and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York time, five years after the consummation of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the placement warrants):

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days prior written notice of redemption, or the 30-day redemption period; and

•  if, and only if, the last sale price of our common stock (or the closing bid price of our common stock in the event the shares of common stock are not traded on any specific trading day) equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares is available throughout the 30-day redemption period.

None of the placement warrants will be redeemable by us so long as they are held by the initial holder, or their permitted transferees.

Founder shares
Our sponsor purchased an aggregate of 6,208,333 founder shares for an aggregate purchase price of $25,000, or approximately $0.004 per share. On July 24th, 2013, our sponsor transferred an aggregate of 269,000 of these founder shares to James P. Heffernan, Walter Thomas Jagodinski, Edgar G. Hotard, Dr. John Rutledge and Ilan Kaufthal, our independent directors, as well as 200,000 founder shares to employees of an affiliate of our sponsor, Quinpario Partners LLC. These 469,000 founder shares will not be subject to the forfeitures described below, which will only affect the remaining 5,739,333 founder shares held by our sponsor.

The founder shares include an aggregate of 750,000 shares subject to forfeiture by our sponsor to the extent that the underwriters’ overallotment option is not exercised in full, and up to 75,000 shares of common stock that are subject to forfeiture by our sponsor in the event that the extension units are not purchased (or 37,500 founders shares per extension), so that our initial stockholders will own in the aggregate a number of shares equal to 25% of our issued and outstanding shares of common stock after this offering.

The founder shares are identical to the shares of common stock included in the units being sold in this offering, except that:

• the founder shares are subject to certain transfer restrictions, as described in more detail below, and

•  our initial stockholders have agreed: (i) to waive their redemption rights with respect to their founder shares, placement shares and public shares in connection with the consummation of a business combination and (ii) to waive their redemption rights with respect to their founder shares and placement shares if we fail to consummate a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions). However, our initial stockholders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination within such time period.

If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares, placement shares and any public shares held by them in favor of our initial business combination.

Transfer restrictions on founder shares
Each of our initial stockholders have agreed, pursuant to letter agreements, not to transfer, assign or sell any of its founder shares (except to permitted transferees, as described herein under “Principal Stockholders — Transfers of Founders Shares, Placement Units and Extension Units (including securities contained therein)” until (i) with respect to 20% of such shares, upon consummation of our initial business combination, (ii) with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iii) with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iv) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and (v) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a business combination, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the company is the surviving entity.

Placement Units and Extension Units
Our sponsor, Quinpario Partners I, LLC, has committed to purchase 1,150,000 placement units, each consisting of one share of common stock and one warrant to purchase one share of our common stock exercisable at $12.00, at a price of $10.00 per unit ($11.5 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The purchase price of the placement units will be added to the proceeds from this offering to be held in the trust account. If we do not complete a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), the proceeds from the sale of the placement units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to our founder shares, placement shares, extension shares, if any, or warrants, which will expire worthless.

In addition, if we anticipate that we may not be able to consummate our initial business combination within 16 months, we may extend the period of time to consummate a business combination twice, each by an additional four months, for an aggregate of eight additional months. In return, the sponsor would receive 112,500 extension units ($10.00 per unit), on the same terms as in the private placement that will occur simultaneously with the consummation of this offering. An aggregate of 225,000 extension units could be issued in connection with the two extensions. Neither our sponsor, nor any of its affiliates or designees, is obligated to purchase such units in order to extend the time for us to complete our initial business combination. The purchase price of the extension units will be added to the proceeds from this offering to be held in the trust account. If we do not complete a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), the proceeds from the sale of the extension units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to our founder shares, placement shares, extension shares, if any, or warrants, which will expire worthless.

Transfer restrictions on placement units and extension units
The placement units, the extension units and the component securities contained therein will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination and the placement warrants and the extension warrants will be non-redeemable so long as they are held by our sponsor or their affiliates or designees. If the placement units or extension units are held by someone other than the initial holder, or its permitted transferees, the placement warrants or extension warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the units being sold in this offering.

Proceeds to be held in trust account
$155.25 million, or $10.35 per public share of the proceeds of this offering together with all the proceeds of the private placement of the placement units (approximately $177.075 million, or approximately $10.26 per share, if the underwriters’ overallotment option is exercised in full) will be placed in a segregated trust account at UBS Financial Services, maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds include approximately $4.5 million (or approximately $5.175 million if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions. An increase in the size of the offering without an increase in the size of the private placement would reduce the per-share amount payable to our public stockholders upon our liquidation or of our public stockholders’ exercise of their redemption rights because the portion of the trust account attributable to the sale proceeds of the private placement will be allocated pro rata among a greater number of public shares. Assuming a 20% increase in the size of this offering and the underwriters’ overallotment option is exercised in full, the per-share redemption or liquidation amount could decrease by as much as approximately $0.18.

We may increase the initial amount held in the trust account from approximately $10.35 per public share prior to the effectiveness of the registration statement of which this prospectus forms a part. In such case, we expect that the increase would be funded by an increase in the amount of the deferral by the underwriters of the underwriting commissions payable in connection with this offering, an increase in the number of placement units to be purchased by our sponsor at $10.00 per unit and/or a reduction from $1,100,000 of the amount initially available to us for working capital that is not held in the trust account. Public stockholders would own a smaller percentage of our outstanding common stock on a fully diluted basis to the extent that our sponsor purchases additional placement units. We do not intend to reduce the initial amount to be held in the trust account.

Except for any interest income released to us for working capital purposes and to pay taxes or dissolution expenses, none of the funds held in trust will be released from the trust account until the earlier of (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by us in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of our public shares if we are unable to consummate a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), subject to applicable law; or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 16 month (or extended) period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Anticipated expenses and funding sources
Unless and until we complete our initial business combination, no proceeds held in the trust account, other than the interest earned on the funds held in the trust account, will be available for our use. We may pay our expenses only from:

• interest earned on the funds held in the trust account; and

•  the net proceeds of this offering not held in the trust account, which will be $1,100,000 in working capital after the payment of approximately $650,000 in expenses relating to this offering (not including underwriting discounts).

Conditions to consummating our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Subject to the Nasdaq requirement that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. We intend to consummate our initial business combination only if we (or any entity that is a successor to us in a business combination) will acquire a majority of the outstanding voting securities or assets of the target with the objective of making sure that we are not required to register as an investment company under the Investment Company Act, based on the fact that less than 40% of our assets will be defined as investment securities under the provisions of that statute. Even though we (or our stockholders, if we are not the surviving corporation) will own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction.

Permitted purchases of public shares by us or our affiliates
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial business combination with proceeds released to us from the trust account immediately following consummation of the initial business combination. Our initial stockholders, directors, officers or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act or in transactions which would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act. Although neither we nor they currently anticipate paying any premium purchase price for such public shares, in the event we or they do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares, because such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. Except for the limitations described above on use of trust proceeds released to us prior to consummating our initial business combination, there is no limit on the number of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a stockholder vote. However, we will not make any such purchase if the effect thereof would reduce the per share amount in the trust account to less than $10.35 per share ($10.26 if the underwriters’ overallotment option is exercised in full).

Redemption rights for public stockholders upon consummation of our initial business combination
We will provide our stockholders with the opportunity to redeem their shares of common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.35 per public share (or approximately $10.26 per public share if the underwriters’ overallotment option is exercised in full). There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants. Our initial stockholders have agreed to waive their redemption rights with respect to any public shares they may acquire following this offering, in connection with a tender offer or stockholder vote. Each of our initial stockholders have agreed to waive its redemption rights with respect to the founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 16 month (or extended) period.

Our initial stockholders, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem our public shares if we do not complete our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment as described herein.

Manner of conducting redemptions
Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations, even when a vote is not required by law or Nasdaq, if a stockholder vote is not required by law or Nasdaq and we do not decide to hold a stockholder vote for business or other reasons, we shall, pursuant to our amended and restated certificate of incorporation:

•  conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed business combination, and

•  file tender offer documents with the SEC prior to consummating our initial business combination that contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.

If, however, stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, we will:

•  conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.

If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares, placement shares and any public shares held by them in favor of our initial business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses, and subject to certain volume limitations described herein.

Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted against the initial business combination by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no specified maximum percentage threshold for redemption in our amended and restated certificate of incorporation and since even those public stockholders who vote in favor of our initial business combination have the right to redeem their public shares, our structure is different in this respect from the structure that has been used by many blank check companies. This may make it easier for us to consummate our initial business combination. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 and the terms of the proposed business combination may require our net tangible assets to be greater than $5,000,001. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not consummate the business combination and any shares of common stock tendered pursuant to the tender offer will be returned to the holders thereof following the expiration of the tender offer. Additionally, since we are required to maintain net tangible assets of at least $5,000,001 (which may be substantially higher depending on the terms of our potential business combination), the chance that the holders of our common stock electing to redeem in connection with a redemption conducted pursuant to the proxy rules will cause us to fall below such minimum requirement is increased.

Limitation on redemption rights of stockholders holding 20.0% or more of the shares sold in the offering if we hold stockholder vote
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to an aggregate of 20.0% or more of the shares sold in this offering. However, there is no restriction on our stockholders’ ability to vote all of their shares for or against a business combination.

We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding an aggregate of 20.0% or more of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem only up to 20.0% of the shares sold in this offering, we believe we will limit the ability of a small number of stockholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

Release of funds in trust account on closing of our initial business combination
On the closing of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon consummation of our initial business combination” and to pay C&Co/PrinceRidge LLC and Cantor Fitzgerald & Co. their deferred underwriting discounts. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released to us from the trust account that is not applied to the purchase price as described above and for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination
Our initial stockholders, officers and directors have agreed that we will have only 16 months from the consummation of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 16 months, we may extend the period of time to consummate a business combination twice, each by an additional four months, for an aggregate of eight additional months. In order to extend the time available for us to consummate our initial business combination, our sponsor, or its affiliates or designees, would deposit an aggregate of $1.125 million (or approximately $0.075 per public share, or $0.065 per public share if the overallotment is exercised in full) for each four month extension into the trust account prior to the applicable deadline. In return, they would receive 112,500 extension units ($10.00 per unit), on the same terms as in the private placement that will occur simultaneously with the consummation of this offering. An aggregate of 225,000 extension units could be issued in connection with the two extensions. Neither our sponsor, nor any of its affiliates or designees, is obligated to purchase such units in order to allow us to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the above time periods, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. If we have not consummated a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), or earlier, at the discretion of our board pursuant to the expiration of a tender offer conducted in connection with a failed business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although we expect all or substantially all of such interest to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement shares, extension shares, if any, or warrants, which will expire worthless if we fail to consummate our initial business combination within the 16 month (or extended) time period.

Each of our initial stockholders and initial holder has agreed to waive its redemption rights with respect to the founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 16 month (or extended) period. However, if our initial stockholders should acquire public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate a business combination within the required time period. C&Co/PrinceRidge LLC and Cantor Fitzgerald & Co. have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions) and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Limited payments to insiders
There will be no finder’s fees, reimbursements or cash payments made to our initial stockholders, officers, directors, or our or their affiliates for services rendered to us prior to or in connection with the consummation of our initial business combination, other than:

• Repayment of up to $250,000 in loans made to us by Quinpario Partners LLC, an affiliate of our sponsor to cover offering-related and organizational expenses;

• A payment of an aggregate of $10,000 per month to Quinpario Partners LLC, an affiliate of our sponsor, for office space, secretarial and administrative services;

•  Reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, provided that no proceeds of this offering held in the trust account may be applied to the payment of such expenses prior to the consummation of a business combination; and

•  Repayment of incremental loans made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, provided that if we do not consummate an initial business combination, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our independent directors will approve all payments in excess of $5,000 to be made to our initial stockholders, officers, directors or our or their affiliates.

Audit Committee
We have an audit committee composed of three independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and at least until we consummate our initial business combination we will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and has certain terms and conditions that deviate from many blank check offerings. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings or to investors in many other blank check companies. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” within this prospectus and read this entire prospectus before investing in the units.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of June 4, 2013
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(51,379)	$151,861,121	(1)
Total assets	87,500	156,361,121	(2)
Total liabilities	76,379	4,500,000	(3)
Value of common stock that may be redeemed in connection with our initial business combination (approximately $10.35 per share)	—	146,861,108	(4)
Stockholders’ equity	11,121	5,000,013	(5)

(1)	The “as adjusted” calculation equals actual working capital of ($51,379) as of June 4, 2013, plus $155,250,000 in cash held in trust from the proceeds of this offering, plus $1,100,000 in cash held outside the trust account, plus $62,500 to reduce liabilities related to offering costs at June 4, 2013 paid out of the proceeds from this offering, less $4,500,000 of deferred underwriting commissions.

(2)	The “as adjusted” calculation equals actual total assets of $87,500 as of June 4, 2013 plus $155,250,000 in cash held in trust from the proceeds of this offering, plus $1,100,000 in cash held outside the trust account, less payment of $13,879 of expenses incurred through June 4, 2013 paid by an affiliate, less $62,500 of deferred offering costs as of June 4, 2013 reclassified to stockholders’ equity upon consummation of this offering.

(3)	The “as adjusted” calculation equals actual total liabilities of $76,379 as of June 4, 2013 plus $4,500,000 of deferred underwriting commissions in connection with this offering, less payment of accrued offering costs and balances due to affiliate of $76,379 as of June 4, 2013 from available cash and the proceeds of this offering.

(4)	The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” stockholders’ equity, which is set to approximate the minimum net tangible assets threshold of at least $5,000,001.

(5)	Excludes 14,189,479 shares of common stock purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of common stock that may be redeemed in connection with our initial business combination (approximately $10.35 per share).

If no business combination is consummated within 16 months from the consummation of this offering (or up to 24 months in case of extensions), the proceeds held in the trust account, including the deferred underwriting commissions, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes and the payment of taxes or dissolution, will be used to fund the redemption of our public shares. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate a business combination within such 16 month (or extended) time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below and all of the other information set forth in this prospectus before, deciding to invest in our units. If any of the events or developments described below occur, our business, financial condition or results of operations could be negatively affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses focused on the specialty chemicals and performance materials industries. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we fail to complete a business combination, we will never generate any operating revenues.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, unless such vote is required by law or Nasdaq, which means we may consummate our initial business combination even though a majority of our public stockholders do not support such a combination.

We may not hold a stockholder vote to approve our initial business combination unless the business combination would require stockholder approval under applicable state law or the rules of Nasdaq or if we decide to hold a stockholder vote for business or other reasons. For instance, the Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination. However, except for as required by law, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding shares of our common stock do not approve of the business combination we consummate.

If we seek stockholder approval of our initial business combination, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our initial stockholders have agreed to vote their founder shares and placement shares, as well as any public shares held by them, in favor of our initial business combination. Our initial stockholders will own shares equal to 30.3% of our issued and outstanding shares of common stock (which includes 1,150,000 placement shares) immediately following the consummation of this offering. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if our initial stockholders agreed to vote their founder shares and placement shares in accordance with the majority of the votes cast by our public stockholders.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may consummate a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Our amended and restated certificate of incorporation requires us to provide all of our stockholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination, although each of our initial stockholders and initial holder has agreed to waive its respective redemption rights with respect to the founder shares and, placement shares, (i) in connection with the consummation of our initial business combination, (ii) if we fail to consummate our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 16 month (or extended) period. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of a larger number of our stockholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the consummation of our business combination, we may redeem up to that number of shares of common stock that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to the target or its stockholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that our business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination and regardless of whether we proceed with redemptions under the tender or proxy rules, the probability that our business combination would be unsuccessful is increased. If our business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate or you are able to sell your stock in the open market. If you were to attempt to sell your stock in the open market at such time our stock may trade at a discount to the pro rata amount in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate.

The requirement that we complete a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions) may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate a business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must consummate a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions). Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into a business combination on terms that we might have rejected upon a more comprehensive investigation.

We may not be able to consummate a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our initial stockholders, officers and directors have agreed that we must complete our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions). We may not be able to find a suitable target business and consummate a business combination within such time period. If we have not consummated a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), or earlier, at the discretion of our board pursuant to the expiration of a tender offer conducted in connection with a failed business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although we expect all or substantially all of such interest to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Our sponsor or its affiliates or designees may be unable or unwilling to expend the funds needed to extend our ability to consummate an initial business combination beyond 16 months from the consummation of this offering.

We have 16 months from the consummation of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 16 months, we may extend the period of time to consummate a business combination twice, each by an additional four months, for an aggregate of eight additional months. In order to extend the time available for us to consummate our initial business combination, our sponsor, or its affiliates or designees, is required to deposit an aggregate of $1.125 million (or approximately $0.075 per public share, or $0.065 per public share if the overallotment is exercised in full) for each four month extension into the trust account prior to the applicable deadline. In return, they would receive 112,500 placement units ($10.00 per unit), on the same terms as in the private placement that will occur simultaneously with the consummation of this offering. An aggregate of 225,000 placement units could be issued in connection with the two extensions. Neither our sponsor, nor any of its affiliates or designees, is obligated to purchase such units in order to allow us to extend the time for us to complete our initial business combination. If we have not yet consummated an initial business combination and our sponsor, its affiliates or designees are either unable or unwilling to expend the funds described above in order to extend beyond our 16 month window, we would be forced to distribute the aggregate amount then on deposit in the trust account, pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs.

If we are unable to complete our initial business combination within the prescribed time frame, our warrants will expire worthless.

Our outstanding warrants may not be exercised until after the completion of our initial business combination and are not entitled to participate in the redemption of the shares of our common stock conducted in connection with the consummation of our business combination, our warrants will expire worthless if we are unable to consummate a business combination within the 16 month time period (or up to 24 months in case of extensions), or earlier if our board resolves to liquidate and dissolve in connection with a failed business combination.

If we seek stockholder approval of our business combination, we, our initial stockholders, directors, officers, advisors and their affiliates may elect to purchase shares of common stock from public stockholders, in which case we or they may influence a vote in favor of a proposed business combination that you do not support.

If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares following consummation of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules. Our initial stockholders, directors, officers or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our initial stockholders, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Although neither we nor any of our initial stockholders, directors, officers or their respective affiliates currently anticipate paying any premium purchase price for such public shares, in the event we or they do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares.

Such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium.

The purpose of such purchases would be to: (i) increase the likelihood of obtaining stockholder approval of the business combination or (ii), where the purchases are made by our initial stockholders, directors, officers or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of a business combination that may not otherwise have been possible.

Our purchases of common stock in privately negotiated transactions would reduce the funds available to us after the business combination.

If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may privately negotiate transactions to purchase shares effective immediately following the consummation of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules with proceeds released to us from the trust account immediately following consummation of the initial business combination. As a consequence of such purchases, the funds in our trust account that are so used will not be available to us after the business combination.

Purchases of common stock in the open market or in privately negotiated transactions by us or our initial stockholders, directors, officers or their affiliates may make it difficult for us to continue to list our common stock on Nasdaq or another national securities exchange.

If we or our initial stockholders, directors, officers or their affiliates purchase shares of our common stock in the open market, in privately negotiated transactions, it would reduce the public “float” of our common stock and the number of beneficial holders of our common stock, which may make it difficult to maintain the listing or trading of our common stock on a national securities exchange if we determine to apply for such listing in connection with the business combination. Although we do not expect to make any purchases that would cause us to become non-compliant with Nasdaq’s continued listing rules, if the number of our public holders falls below 300 or if the total number of shares held by non-affiliates is less than 500,000, we will be non-compliant with Nasdaq’s continued listing rules and our common stock would be de-listed.

Our purchases of common stock in privately negotiated transactions may have negative economic effects on our remaining public stockholders.

If we seek stockholder approval of our business combination and purchase shares in privately negotiated transactions from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account, our remaining public stockholders will bear the economic burden of the franchise and income taxes payable. In addition, our remaining public stockholders following the consummation of a business combination will bear the economic burden of the deferred underwriting discount as well as the amount of any premium we may pay to the per-share pro rata portion of the trust account using funds released to us from the trust account following the consummation of the business combination. This is because the stockholders from whom we purchase shares in privately negotiated transactions may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the franchise and income taxes or the deferred underwriting discount and, in the case of purchases at a premium, have received such premium. However, we will not make any such purchase if the effect thereof would reduce the amount in the trust account available to redeeming stockholders to less than $10.35 per share ($10.26 if the underwriters’ overallotment option is exercised in full).

You will not have any rights to or interest in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by us in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of our public shares if we are unable to consummate a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), subject to applicable law; or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 16 month (or extended) period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). In addition, if our plan to redeem our public shares if we are unable to consummate an initial business combination within 16 months (or up to 24 months in case of extensions) from the date of this offering is not consummated for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 16 months (or up to 24 months in case of extensions) before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5.0 million upon the consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us, unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold an aggregate of 20.0% or more of our common stock, you will lose the ability to redeem all such shares in the aggregate of 20.0% or more of our common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to an aggregate of 20.0% or more of the shares sold in this offering. We refer to such shares aggregating 20.0% or more of the shares sold in the offering as “Excess Shares”. Your inability to redeem any Excess Shares will reduce your influence over our ability to consummate a business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we consummate our business combination. And as a result, you will continue to hold that number of shares aggregating 20.0% or more and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.35 per share (or approximately $10.26 per public share if the underwriters’ overallotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.35 per share (or approximately $10.26 per share if the underwriters’ over- allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

If the net proceeds of this offering not being held in the trust account, plus the amounts representing interest income earned on the trust account we are entitled to withdraw are insufficient to allow us to operate for the next 16 to 24 months, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account, plus any amounts representing interest income earned on the trust account we are entitled to withdraw, may not be sufficient to allow us to operate for the next 16 to 24 months, assuming that our initial business combination is not consummated during that time. We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the amounts we are entitled to withdraw for operating expenses will be sufficient to allow us to operate for at least the next 16 to 24 months; however, we cannot assure you of this. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

The current low interest rate environment could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend, in part, on interest earned on the trust account to fund our search, to pay our franchise and income taxes and to complete our initial business combination.

Of the net proceeds of this offering, only $1,100,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $650,000, we may fund such excess, out of the $1,100,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would be decreased by a corresponding amount. Conversely, in the event that the offering expenses (excluding the deferred underwriting discount) are less than our estimate of $650,000, the amount of funds not held outside the trust account would increase by a corresponding amount. We may be dependent on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we may need to identify one or more target businesses and to complete our initial business combination, as well as to pay any franchise and income taxes that we may owe. The current interest rate environment may make it more difficult for us to generate sufficient interest from the proceeds in the trust account to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our sponsor, our initial stockholders or management team to operate or may be forced to liquidate. None of our sponsor, our initial stockholders or our management team is under any obligation to advance funds to us in such circumstances.

Subsequent to our consummation of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If the size of the offering is increased, the portion of the trust account attributable to the proceeds of the sale of the private placement units will be allocated pro rata among a greater number of public shares, which will reduce the per-share amount payable to our public stockholders upon our liquidation or our stockholders’ exercise of redemption rights.

If the size of the offering is increased, there will be no corresponding increase in the number of the private placement units purchased by our sponsor. Accordingly, upon our liquidation or our stockholders’ exercise of redemption rights, the portion of the trust account attributable to the sale proceeds of the private placement ($11,500,000) will be spread pro rata across a greater number of public shares, which will reduce the per-share amount payable to each public stockholder. Assuming a 20% increase in the size of this offering and the underwriters’ overallotment option is exercised in full, the per-share redemption or liquidation amount could decrease by as much as approximately $0.18.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than approximately $10.35 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. If we do not obtain a waiver from a third party, we will obtain the written consent of Quinpario Partners LLC before our entering into an agreement with such third party.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver and where Quinpario Partners LLC executes a written consent. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete a business combination within the required time frame, or upon the exercise of a redemption right in connection with a business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the approximately $10.35 per share initially held in the trust account (or approximately $10.26 per share if the underwriters’ overallotment option is exercised in full), due to claims of such creditors. Pursuant to a written agreement, Quinpario Partners LLC and Jeffry N. Quinn have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.35 per share (or approximately $10.26 per share if the underwriters’ overallotment option is exercised in full) except as to any claims by a third party who executed a waiver of rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Quinpario Partners LLC and Jeffry N. Quinn will not be responsible to the extent of any liability for such third party claims. However, we have not asked Quinpario Partners LLC and Jeffry N. Quinn to reserve for such indemnification obligations and we cannot assure you that Quinpario Partners LLC or Jeffry N. Quinn would be able to satisfy those obligations.

Our directors may decide not to enforce the indemnification obligations of Quinpario Partners LLC, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $10.35 per public share (or approximately $10.26 per public share if the underwriters’ overallotment option is exercised in full) and Quinpario Partners LLC asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Quinpario Partners LLC to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Quinpario Partners LLC to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.35 per share (or approximately $10.26 if the underwriters’ overallotment option is not exercised in full).

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate a business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.35 per share (or approximately $10.26 per share if the underwriters’ overallotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the Delaware General Corporation Law, or DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate our initial business combination within 16 months (or up to 24 months in case of extensions) from the consummation of this offering may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following our 16th month (or 24th month in case of extensions) in the event we do not consummate an initial business combination and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions) is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business combination and you will not be entitled to any of the corporate protections provided by such a meeting.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination (unless required by Nasdaq), and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We are not registering the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We are not registering the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, and to use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares issuable upon exercise of the warrants, to the extent an exemption is not available. We cannot assure you that we will be able to do so. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis, under certain circumstances specified in the warrant agreement. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will we be required to issue cash, securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws.

The grant of registration rights to our initial stockholders and initial holder may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders, initial holder and their permitted transferees can demand that we register the founder shares, placement units, placement shares and placement warrants, and the shares of common stock issuable upon exercise of the placement warrants, as well as the extension units and their component securities, as the case may be. The registration rights will be exercisable with respect to the founder shares, the placement units, placement shares and the placement warrants and the shares of common stock issuable upon exercise of such placement warrants as well as the extension units and their component securities, as the case may be, at any time commencing upon the date that such shares are released from transfer restrictions (as discussed herein under “Principal Stockholders — Transfers of Founder Shares, Placement Units and Extension Units (including securities contained therein)”). We will bear the cost of registering these securities. If such persons exercise their registration rights in full, there will be an additional 6,533,333 shares of common stock (assuming no exercise of the underwriters’ overallotment option and no extension) and up to 1,150,000 shares of common stock issuable on exercise of the placement warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders are registered.

Because we have not selected a particular business within the specialty chemicals and performance materials industries, or any other industry or any specific target businesses with which to pursue a business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We will seek to consummate a business combination with an operating company in the United States in the specialty chemicals and performance materials industries, but may also pursue acquisition opportunities in other business sectors or geographic regions, except that we will not, under our amended and restated certificate of incorporation, be permitted to effectuate a business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis at this time for you to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations of the entity with which we combine. For example, if we combine with an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

We may seek investment opportunities in sectors outside of our industry focus (which may or may not be outside of our management’s area of expertise).

Although we currently intend to consummate a business combination in the specialty chemicals and performance materials industries, we will consider a business combination outside these industries if a business combination candidate is presented to us and we determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of the specialty chemicals and performance materials industries, our management’s expertise related to that industry would not be directly applicable to its evaluation or operation, and the information contained herein regarding the specialty chemicals and performance materials industries might not be relevant to an understanding of the business that we elect to acquire.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into a business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into a business combination will not have all of these positive attributes. If we consummate a business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.35 per share (or approximately $10.26 per share if the underwriters’ overallotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We are not required to obtain an opinion from an independent investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the target in our initial business combination is fair to our stockholders from a financial point of view.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional common or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination, which would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation authorizes the issuance of up to 43,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 5,241,667 (assuming that the underwriters have not exercised their overallotment option and no extension event has occurred and no extension units have yet been either issued or founders shares forfeited as a result) authorized but unissued shares of common stock available for issuance and not reserved for issuance upon exercise of outstanding warrants. We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination. The issuance of additional shares of common or preferred stock:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•	could cause a change in control if a substantial number of shares of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, common stock and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.35 per share (or approximately $10.26 per share if the underwriters’ overallotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If such business combination is not consummated, these purchases would have the effect of reducing the funds available in the trust account for future business combinations. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.35 per share (or approximately $10.26 per share if the underwriters’ overallotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We are dependent upon our officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have consummated a business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence, and these conflicts of interest that may not be resolved in our favor. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with our initial business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting a business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we expected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition candidate may resign upon consummation of a business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with us following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the consummation of our business combination. Each of our executive officers is engaged in other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs.

Our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate our business combination.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our executive officers and directors may in the future become, affiliated with entities that are engaged in a similar business. Certain of our directors serve as officers and board members for other entities. As a result, our directors may compete with us for attractive opportunities for business combinations. In each case, our directors’ existing directorships or other responsibilities may give rise to contractual or fiduciary obligations that take priority over any obligation owed to us.

Our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our officers or directors or in circumstances that would conflict with any fiduciary duties or contractual obligations they may have as of the date of this prospectus. See “Management — Conflicts of Interest.” Accordingly, business opportunities that may be attractive to the entities described above will not be presented to us unless such entities have declined to accept such opportunities.

Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our initial stockholders or with one or more of our directors or officers, although we do not currently intend to do so, and we do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing stockholders which may raise potential conflicts of interest.

In light of the involvement of our initial stockholders, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our initial stockholders, officers and directors. Our officers and directors also serve as officers and board members for other entities. Such entities may compete with us for business combination opportunities. Our initial stockholders, officers and directors are not currently aware of any specific opportunities for us to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our executive officers, directors or existing holders of our securities, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

We may partner, submit a joint bid or enter into a similar transaction with our initial stockholders or an affiliate in connection with our pursuit of, or in connection with, a business combination.

We are not prohibited from partnering, submitting a joint bid or entering into any similar transaction with our initial stockholders or an affiliate of our initial stockholders in our pursuit of a business combination. Although we currently have no plans to partner with our initial stockholders or an affiliate of our initial stockholders, we could pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with our initial stockholders or an affiliate of our initial stockholders, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest. Additionally, were we successful in consummating such a transaction with our initial stockholders or an affiliate of our initial stockholders, conflicts could invariably arise from our initial stockholders’, or an affiliate of our initial stockholders’ interest in maximizing returns to its members or limited partners, which may be at odds with the strategy of the post-business combination company or not in the best interests of the public stockholders of the post-business combination company. Any or all of such conflicts could materially reduce the value of your investment, whether before or after our initial business combination.

Since our initial stockholders and initial holder will lose some or all of their investment in us if a business combination is not consummated and certain of our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

Our initial stockholders currently own 6,208,333 shares of our common stock, and our sponsor has committed to purchase 1,150,000 placement units at a price of $10.00 per unit in a private placement that will occur simultaneously with the consummation of this offering, and up to 225,000 extension units in the event of extensions on the same terms as the placement units, which will also be worthless if we do not consummate our initial business combination. The personal and financial interests of certain of our officers and directors, directly or as members of our sponsor, in consummating an initial business combination, along with their flexibility in identifying and selecting a prospective acquisition candidate, may influence their motivation in identifying and selecting a target business combination and completing an initial business combination that is not in the best interests of our stockholders. Consequently, the discretion of our officers and directors, in identifying and selecting a suitable target business combination may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business combination are appropriate and in the best interest of our public stockholders.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt, contemporaneous with, in connection with and in order to complete, our initial business combination. The incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. To the extent that the amount of our debt increases, the impact of the negative effects listed above may also increase.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the private placement will provide us with approximately $155.25 million (or approximately $177.075 million if the underwriters’ overallotment option is exercised in full) that we may use to complete a business combination (excluding the approximately $4.5 million, or approximately $5.175 million if the overallotment is exercised in full, deferred underwriting discount being held in the trust account).

We may effectuate an initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate a business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to an initial business combination.

We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate an initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to consummate our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we expected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we expected, if at all. Furthermore, the relative lack of information about a private company may hinder our ability to properly assess the value of such a company in relation to public company comparables, in which case we may pay too much to acquire a private company in our initial business combination.

If we effect our initial business combination with a business located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect an initial business combination with a business located outside of the United States. If we do, we would be subject to any special considerations or risks associated with businesses operating in the target’s home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, our operations might suffer.

If we effect our initial business combination with a business located outside of the United States, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a business located outside of the United States, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements or enforce remedies for breaches of those agreements in that jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a business located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.

If a business we acquire exports products to foreign countries, and we are unable to maintain required licenses, we may be prevented from exporting our products, adversely affecting our financial condition and results of operations.

We may be required to obtain export licenses to the extent we develop or manufacture products in certain countries. We may not be successful in obtaining or maintaining the licenses and other authorizations required to export our products from applicable governmental authorities. Our failure to obtain or maintain any required export license or authorization could hinder our ability to sell our products, adversely affecting our financial condition and results of operations.

We may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination to acquire less than 100% of the equity interests or assets of a target business, but we intend to only consummate such business combination if we (or any entity that is a successor to us in a business combination) acquire a majority of the outstanding voting securities or assets of the target, with the objective of making sure that we are not required to register as an investment company under the Investment Company Act based on the fact that less than 40% of our assets will be defined as investment securities under the provisions of that statute. Even though we will own a majority interest in the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and to us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Unlike many blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to consummate a business combination with which a substantial number of our stockholders do not agree.

Since we have no specified percentage threshold for redemption in our amended and restated certificate of incorporation, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. However, we may be able to consummate a business combination even though a substantial number of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, if have entered into privately negotiated agreements with public stockholders to sell their shares to us or our initial stockholders, officers, directors, advisors or their affiliates. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related initial business combination, and instead may search for an alternate business combination.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the warrants is higher than is typical in many similar blank check companies. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $12.00 per share. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to consummate a business combination that our stockholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of initial business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our charter or governing instruments in order to effectuate our initial business combination. However, if the effect of the proposed amendments, if adopted, would be either to (i) reduce the amount in the trust account available to redeeming stockholders to less than $10.35 per share $10.26 if the underwriters’ overallotment option is exercised in full), or (ii) delay the date on which a stockholder could otherwise redeem shares for the per share amount in the trust account, we will provide that, if such amendments are approved by holders owning at least 65% of the issued and outstanding shares of our common stock, dissenting public stockholders will have the right to redeem their public shares as set forth herein.

Provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders owning 65% of the issued and outstanding shares of our common stock, which is a lower amendment threshold than that of many blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation to facilitate the consummation of an initial business combination that our stockholders may not support.

Many blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s stockholders. Amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders in many cases. Our amended and restated certificate of incorporation provides that provisions related to pre-business combination activity may be amended if approved by holders owning 65% of the issued and outstanding shares of our common stock, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders owning 65% of the issued and outstanding shares of our common stock; provided, however, that if the effect of any proposed amendment, if adopted, would be either to (i) reduce the amount in the trust account available to redeeming stockholders to less than $10.35 per share ($10.26 if the underwriters’ overallotment option is exercised in full), or (ii) delay the date on which a public stockholder could otherwise redeem shares for such per share amount in the trust account, we will provide a right for dissenting public shareholders to redeem public shares if such an amendment is approved. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-business combination behavior more easily that many blank check companies, and this may increase our ability to consummate a business combination with which you do not agree.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.35 per share (or approximately $10.26 per share if the underwriters’ overallotment option is exercised in full) on our redemption.

Although we believe that the net proceeds of this offering and the private placement held in the trust account (excluding the deferred underwriting discount of approximately $4.5 million, or approximately $5.175 million if the overallotment option is exercised in full) will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If that amount proves to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.35 per share (or approximately $10.26 per share if the underwriters’ overallotment option is exercised in full) on our redemption. In addition, even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon consummation of this offering, our initial stockholders will own shares equal to 30.3% of our issued and outstanding shares of common stock (which includes 1,150,000 placement shares). Our sponsor has committed to purchase 1,150,000 placement shares contained within the placement units, in a private placement that will occur simultaneously with the consummation of this offering, and may purchase up to an additional 225,000 extension shares contained within the extension units in the event of up to two extensions.

Accordingly, our initial stockholders may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. If we or our initial stockholders purchase any shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our initial stockholders nor, to our knowledge, any of our officers or directors, has any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, you should anticipate that our initial stockholders will continue to exert control at least until the consummation of our initial business combination.

Our sponsor paid an aggregate of $25,000, or approximately $0.004 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our units including shares of our common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 93.2% or $9.32 per share (the difference between the pro forma net tangible book value per share of $0.68 and the initial offering price of $10.00 per unit).

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants (excluding any placement warrants held by our sponsor or its permitted transferees) at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the last reported sales price (or the closing bid price of our common stock in the event the shares of our common stock are not traded on any specific trading day) of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to the date we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you: (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our warrants may have an adverse effect on the market price of our common stock and make it more difficult to effectuate a business combination.

In this offering, we will be issuing warrants to purchase up to 15,000,000 shares of common stock (17,250,000 if the underwriters’ overallotment option is exercised in full) as part of the public units. In addition, on the closing date of this offering, we will sell 1,150,000 placement units to our sponsor, with each unit consisting of one placement share and a placement warrant to purchase one share of common stock, and we may issue up to 225,000 extension warrants to our sponsor or its designees in the event of up to two extensions. If our sponsor or one of its affiliates or certain of our officers and directors makes any loans to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination up to $750,000 of those loans may be convertible into up to an additional 1,000,000 warrants (at $0.75 per warrant) of the post-business combination entity having the same terms as the placement warrants at the option of the lender. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The placement warrants and extension warrants (and any warrants to be issued to our sponsor or its affiliates upon its conversion of up to $750,000 in working capital loans) are or would be identical to the warrants sold as part of the units in this offering except that, so long as they are held by the initial holder or its permitted transferees, (a) they will not be redeemable by us, (b) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions (as described in more detail below under “Principal Stockholders — Transfers of Founders Shares, Placement Units and Extension Units (including securities contained therein) ”), be transferred, assigned or sold by the holders until 30 days after the consummation of our initial business combination and (c) they may be exercised by the holders on a cashless basis.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although our securities have been approved for listing on Nasdaq, as of the date of this prospectus, there is no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market and economic conditions. Once listed on Nasdaq, an active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. You may be unable to sell your securities unless a market for such securities can be established or sustained.

Nasdaq may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our units have been approved for listing on Nasdaq prior to the date of this prospectus, and our common stock and warrants are expected to be listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to a business combination. In order to continue listing our securities on Nasdaq prior to a business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000), a minimum number of public stockholders (300 public holders), and a minimum number of shares held by non-affiliates (500,000 shares). Additionally, in connection with our business combination, it is likely that Nasdaq may require us to file a new initial listing application and meet its initial listing requirements which are more rigorous than Nasdaq’s continued listing requirements. For instance, our stock price would generally be required to be at least $2 per share and our stockholders’ equity would generally be required to be at least $4 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the Over-The-Counter Bulletin Board (“OTCBB”) or the “pink sheets.” If this were to occur, we could face material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock and warrants will be listed on Nasdaq, our units, common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on

Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

If we hold a stockholder vote to approve our initial business combination, the federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. If we make a tender offer for our public shares, we will include the same financial statement disclosure in our tender offer documents that is required under the tender offer rules. These financial statements must be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 16 month time frame (or up to 24 months in case of extensions).

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (which we refer to herein as the Exchange Act), the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We may remain an “emerging growth company” for up to five years. If our non-convertible debt issued within a three year period or revenues exceeds $1 billion, or the market value of our common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile. See “Management’s Discussion and Analysis — Results of Operations and Known Trends or Future Events” for a further discussion of this extended transition period.

Compliance obligations under the Sarbanes-Oxley Act of 2002 may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2014. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to all public companies because a target company with which we seek to complete a business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks applicable to the specialty chemicals and performance materials industries

We intend to focus our search on target businesses focused on the specialty chemicals and performance materials industries. We believe that the following risks will apply to us following the consummation of our initial business combination with a target business focused on the specialty chemicals and performance materials industries. If we elect to pursue an investment outside of these industries, the disclosure below would not be relevant to an understanding of the business that we elect to acquire.

Continued uncertain conditions in the global economy and the financial markets could negatively impact the specialty chemicals and performance materials industries.

While economic and financial market conditions have improved from those in 2008 and 2009, continued uncertain conditions in the global economy and global capital markets and uncertainty about the length and stability of economic recovery, particularly in Europe, may adversely affect results of operations, financial condition, and cash flows in the specialty chemicals and performance materials industries.

Volatility in costs for strategic raw material and energy commodities or disruption in the supply of these commodities could adversely affect our financial results.

Companies in the specialty chemicals and performance materials industries are reliant on strategic raw material and energy commodities for operations and utilize risk management tools, including hedging, as appropriate, to mitigate short-term market fluctuations in raw material and energy costs. These risk mitigation measures cannot eliminate all exposure to market fluctuations. In addition, natural disasters, plant interruptions, changes in laws or regulations, war or other outbreak of hostilities or terrorism, and breakdown or degradation of transportation infrastructure used for delivery of strategic raw material and energy commodities, could adversely impact both the cost and availability of these commodities.

The specialty chemicals and performance materials industries could be materially adversely affected by disruptions to manufacturing operations or related infrastructure.

Significant limitation on a company’s ability to manufacture products due to disruption of manufacturing operations or related infrastructure could have a material adverse effect on its sales revenue, costs, results of operations, and financial condition. Disruptions could occur due to internal factors such as computer or equipment malfunction (accidental or intentional), operator error, or process failures; or external factors such as natural disasters, pandemic illness, changes in laws or regulations, war or other outbreak of hostilities or terrorism, cyber attacks, or breakdown or degradation of transportation infrastructure used for delivery of supplies to or for delivery of products to customers.

Legislative or regulatory actions could increase a company’s future compliance costs.

The facilities and businesses of companies in the specialty chemicals and performance materials industries are subject to complex health, safety and environmental laws and regulations, which require and will continue to require significant expenditures to remain in compliance with such laws and regulations. Accruals for such costs and associated liabilities are subject to changes in estimates on which the accruals are based. The amount accrued generally reflects a company’s assumptions about remediation requirements at the contaminated site, the nature of the remedy, the outcome of discussions with regulatory agencies and other potentially responsible parties at multi-party sites, and the number and financial viability of other potentially responsible parties. Changes in the estimates on which the accruals are based, unanticipated government enforcement action, or changes in health, safety, environmental, chemical control regulations, and testing requirements could result in higher costs. Pending and proposed U.S. Federal legislation and regulation increase the likelihood that manufacturing sites will in the future be impacted by regulation of greenhouse gas emissions and energy policy, which legislation and regulation, if enacted, may result in capital expenditures, increases in costs for raw materials and energy, limitations on raw material and energy source and supply choices, and other direct compliance costs.

We will operate in a highly competitive industry that includes competitors with greater resources than ours.

The specialty chemicals and performance materials industries in which we will seek to compete are highly competitive. Competition in these industries is based on a number of factors, such as price, product, quality and service. Competitors may have greater financial, technological and other resources and may be better able to withstand changes in market conditions. In addition, competitors may be able to respond more quickly than us to new or emerging technologies and changes in customer requirements. Consolidation of competitors or customers may also adversely affect any potential business we enter. Furthermore, global competition and customer demands for efficiency will continue to make price increases difficult.

We may seek to operate in cyclical business segments and our financial results are likely to fluctuate accordingly.

We may seek to operate in cyclical business segments. Specifically, a substantial portion of sales in the specialty chemicals and performance materials industries are to customers involved, directly or indirectly, in the commercial and residential real estate, aerospace, automotive and construction, industrial and energy related industries, all of which are, by their nature, cyclical industries. A downturn in these industries would and has in the past, and may again in the future, result in lower demand for products among customers involved in those industries and a reduced ability to pass on cost increases to these customers.

If we are unable to protect our intellectual property rights, our sales and financial performance could be adversely affected.

Patents and trademarks may be of material importance to the operations of any business we acquire. Its performance may depend in part on an ability to establish, protect and enforce such intellectual property and to defend against any claims of infringement, which could involve complex legal, scientific and factual questions and uncertainties.

Such a business may have to rely on litigation to enforce intellectual property rights and contractual rights. In addition, it may face claims of infringement that could interfere with its ability to use technology or other intellectual property rights that are material to its business operations. If litigation that it initiates is unsuccessful, it may not be able to protect the value of its intellectual property. In the event a claim of infringement is successful, it may be required to pay royalties or license fees to continue to use technology or other intellectual property rights that it had been using or may be unable to obtain necessary licenses from third parties at a reasonable cost or within a reasonable period of time.

If an acquisition candidate is unable to obtain licenses on reasonable terms, it may be forced to cease selling or using its products that incorporate the challenged intellectual property, or to redesign or, in the case of trademark claims, rename its products to avoid infringing the intellectual property rights of third parties, which may not be possible and may be time-consuming. Any litigation of this type, whether successful or unsuccessful, could result in substantial costs and diversions of resources. Their intellectual property rights may not have the value that we believe them to have, which could result in a competitive disadvantage or adversely affect its business and financial performance.

Legal proceedings may have a materially negative impact on our future results of operations.

Acquisition candidates in the specialty chemicals and performance materials industries are, and may in the future be, subject to various lawsuits and other legal proceedings, including proceedings related to contract, environmental and other regulatory matters. Such companies may also become subject to lawsuits by customers, distributors and employees alleging personal injury or product liability associated with their products and businesses. Adverse judgments or rulings in these legal proceedings, or the filing of additional environmental or other damage claims, may have a materially negative impact on an acquisition candidate’s future results of operations, cash flows and financial condition. Additionally, such a company may incur significant administrative and legal costs associated with defending or settling litigation.

Products and manufacturing processes are subject to technological change and our business will suffer if we fail to keep pace.

Many of the markets in which our acquisition candidates’ products (and their corresponding manufacturing processes) compete are subject to technological change and new product introductions and enhancements. Companies must continue to enhance existing products and to develop and manufacture new products with improved capabilities to continue to be a market leader. Such companies must also continue to make improvements in manufacturing processes and productivity to maintain their competitive position. When a company invests in new technologies, processes or production facilities, it will face risks related to construction delays, cost over-runs and unanticipated technical difficulties. An inability to anticipate, respond to, capitalize on or utilize changing technologies could have an adverse effect on an acquisition candidate’s consolidated results of operations, financial condition and cash flows in any given period.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	failure to maintain the listing on, or the delisting of our securities from, Nasdaq or an inability to have our securities listed on Nasdaq or another national securities exchange following our initial business combination;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 15,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the placement units (all of which will be deposited into the trust account) will be used as set forth in the following table.

	Without Overallotment Option	Overallotment Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public	$150,000,000	$172,500,000
Proceeds from private placement	11,500,000	11,500,000
Total gross proceeds	$161,500,000	$184,000,000
Estimated offering expenses(1)
Underwriting commissions (3.0% of gross proceeds from units offered to public, excluding deferred portion)(2)	$4,500,000	$5,175,000
Legal fees and expenses	200,000	200,000
Printing and engraving expenses	45,000	45,000
Accounting fees and expenses	45,000	45,000
SEC fees	23,529	23,529
FINRA fees	26,375	26,375
Nasdaq Capital Market Listing Fees	75,000	75,000
Travel and roadshow	30,000	30,000
Directors and officers insurance	175,000	175,000
Miscellaneous expenses	30,096	30,096
Total offering expenses	$5,150,000	$5,825,000
Proceeds after offering expenses	156,350,000	178,175,000
Held in trust account	$155,250,000	$177,075,000
% of public offering proceeds held in trust(3)	103.5%	102.6%
Not held in trust account	$1,100,000	$1,100,000

The following table shows the use of the $1,100,000 of net proceeds of the offering not held in the trust account and the estimated interest earned on amounts in the trust account that may be released to us to cover operating expenses(4).

	Amount	Percentage
Use of net proceeds not held in trust and approximate amounts available from interest income earned on the trust account(4)
Due diligence (excluding accounting and legal due diligence) of prospective target(s)	$150,000	13%
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial business combination	500,000	44%
Legal and accounting fees relating to SEC reporting obligations	150,000	13%
Administrative services and support payable to an affiliate of our sponsor (up to $10,000 per month for up to 16 months)	160,000	14%
Reserve for liquidation expenses	30,000	3%
Nasdaq continued listing fees	64,000	6%
Other miscellaneous expenses	76,000	7%
Total	$1,130,000	100%

(1)	In addition, a portion of the offering expenses have been prepaid from the proceeds of up to $250,000 of loans from Quinpario Partners LLC, an affiliate of our sponsor, as described in this prospectus. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

(2)	C&Co/PrinceRidge LLC and Cantor Fitzgerald & Co. have agreed to defer approximately $4.5 million of their underwriting commissions (or approximately $5.175 million if the underwriters’ overallotment option is exercised in full), which equals 3.0% of the gross proceeds from the units offered to the public, until consummation of our initial business combination. Upon consummation of our initial business combination, approximately $4.5 million, which constitutes the underwriters’ deferred commissions (or approximately $5.175 million if the underwriters’ overallotment option is exercised in full) will be paid to C&Co/PrinceRidge LLC and Cantor Fitzgerald & Co. from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital.

(3)	All of the proceeds of the private placement and a portion of the net proceeds of the offering (being $155,250,000 of the net proceeds from this offering, including deferred underwriting commissions of approximately $4.5 million (or $177,075,000 of the net proceeds from this offering, including deferred underwriting commissions of approximately $5.175 million, if the underwriters’ overallotment option is exercised in full)), will be placed in a trust account at UBS Financial Services, located in the United States, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount of interest available to us from the trust account may be less than expected as a result of the current interest rate environment. Based on the current interest rate environment, we would expect approximately $30,000 (after payment of taxes owed on such interest income) to be available to us from interest earned on the funds held in the trust account over 16 months following the closing of this offering; however, we can provide no assurances regarding this amount. This estimate assumes an interest rate of 0.02% per annum based upon current yields of securities in which the trust account may be invested.

A total of approximately $155.25 million (or approximately $177.075 million if the underwriters’ over-allotment option is exercised in full) of the aggregate net proceeds from this offering and all of the private placement, including approximately $4.5 million (or approximately $5.175 million if the underwriters’ overallotment option is exercised in full) of the deferred underwriting discount, will be placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Except for any interest income released to us for working capital purposes or the payment of taxes or dissolution expenses, none of the funds held in the trust account will be released, subject to the requirements of law, until the earlier of (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by us in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of our public shares if we are unable to consummate a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), subject to applicable law; or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 16 month (or extended) period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination).

We may increase the initial amount held in the trust account from approximately $10.35 per public share prior to the effectiveness of the registration statement of which this prospectus forms a part. In such case, we expect that the increase would be funded by an increase in the amount of the deferral by the underwriters of the underwriting discount payable in connection with this offering, an increase in the number of placement units to be purchased by our sponsor at $10.00 per unit and/or a reduction from $1,100,000 of the amount initially available to us for working capital that is not held in the trust account. Public stockholders would own a smaller percentage of our outstanding common stock on a fully diluted basis to the extent that our sponsor purchases additional placement units. We do not intend to reduce the initial amount to be held in the trust account.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust plus interest income on the amount in the trust account that may be released to fund working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. To the extent that the underwriters exercise their overallotment option, the interest income we may withdraw from the trust account will proportionately increase. In addition, if the size of this offering is increased or decreased, it would result in a proportionate increase or decrease in the amount of interest earned in the trust account. We will use any such increase in interest income to cover our working capital expenses. While we currently do not know what our future working capital expenses will be and while they will not necessarily be proportionate to the size of the offering, we believe that any additional interest income earned and released to us would facilitate our ability to finance the exploration and consideration of a greater number of potential acquisition targets.

Commencing on the date that our securities are first listed on Nasdaq, we have agreed to pay Quinpario Partners LLC, an affiliate of our sponsor a total of $10,000 per month for office space, administrative services and secretarial support. This arrangement is being agreed to by Quinpario Partners LLC for our benefit and is not intended to provide Quinpario Partners LLC compensation in lieu of salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of our initial business combination or our liquidation, we will cease paying these monthly fees.

As of the date of this prospectus, an affiliate of our sponsor, Quinpario Partners LLC, has loaned to us a total of $232,139 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2013 or the consummation of this offering. The loan will be repaid upon the consummation of this offering out of the proceeds of this offering. We may draw down up to a total of $250,000 in connection with expenses related to this offering on the same terms.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $750,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the placement warrants issued to the initial holder. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial business combination with proceeds released to us from the trust account immediately following consummation of the initial business combination. Our initial stockholders, directors, officers or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Neither we nor our initial stockholders, directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares. Such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. Except for the limitations described above on use of trust proceeds released to us prior to consummating our initial business combination, there is no limit on the number of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a stockholder vote.

In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by us in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of our public shares if we are unable to consummate a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), subject to applicable law; or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 16 month (or extended) period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our initial stockholders and initial holder have agreed to waive their redemption rights with respect to its founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 16 month (or extended) period. However, if our initial stockholders or any of our officers, directors or affiliates acquires public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.

Our initial stockholders, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem our public shares if we do not complete our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment as described herein.

If we anticipate that we may not be able to consummate our initial business combination within 16 months, we may extend the period of time to consummate a business combination twice, each by an additional four months, for an aggregate of eight additional months. In order to extend the time available for us to consummate our initial business combination, our sponsor, or its affiliates or designees, would deposit an aggregate of $1.125 million (or approximately $0.075 per public share, or $0.065 per public share if the overallotment is exercised in full) for each four month extension into the trust account prior to the applicable deadline. In return, they would receive 112,500 extension units ($10.00 per unit), on the same terms as in the private placement that will occur simultaneously with the consummation of this offering. An aggregate of 225,000 extension units could be issued in connection with the two extensions. Neither our sponsor, nor any of its affiliates or designees, is obligated to purchase such units in order to allow us to extend the time for us to complete our initial business combination.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in an amount such that our initial stockholders’ ownership of founder shares is maintained at 25.0% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the warrants contained in the placement units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At June 4, 2013, our net tangible book value was a deficiency of $51,379, or approximately ($0.01) per share of common stock. After giving effect to the sale of 15,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the placement units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at June 4, 2013, would have been $5,000,013 or $0.68 per share, representing an immediate increase in net tangible book (as decreased by the value of the approximately 14,189,479 shares of common stock that may be redeemed for cash and assuming no exercise of the underwriters’ overallotment option) value of $0.69 per share to initial stockholders as of the date of this prospectus and an immediate dilution of $9.32 per share or 93.2% to our public stockholders not exercising their redemption rights.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the placement warrants:

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ overallotment option) by $146,861,108 because holders of up to approximately 14,189,479 of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses), divided by the number of shares of common stock sold in this offering.

Public offering price		$10.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors	0.69
Pro forma net tangible book value after this offering		.68
Dilution to new investors		$9.32

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Total shares(1)		Total consideration
	Number	%	Amount	%	Average price per share(1)
Initial stockholders (founder shares)	5,383,333	25%	$25,000	0%	$.005
Placement shares	1,150,000	5%	11,500,000	7%	$10.00
Public stockholders	15,000,000	70%	150,000,000	93%	$10.00
Total	21,533,333	100%	$161,525,000	100%

(1)	Assumes no exercise of the underwriters’ overallotment option and corresponding forfeiture of 750,000 founder shares by our sponsor as a result thereof, and assumes no purchase of the extension units and the consequent forfeiture of 75,000 founder shares by our sponsor.

(2)	Assumes no value is attributed to the placement warrants contained in the placement units.

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(51,379)
Net proceeds from this offering and sale of placement units	156,350,000
Offering costs incurred in advance that are reflected to derive at net proceeds from this offering and sale of placement units and excluded from net tangible book value before this offering	62,500
Less: Deferred underwriting commission	(4,500,000)
Less: Proceeds held in the trust account which may be redeemed for cash	(146,861,108)
$5,000,013 (2)
Denominator:
Shares of common stock outstanding prior to this offering	6,208,333
Less: Shares subject to forfeiture assuming no overallotment option exercised and extension units not purchased(1)	(825,000)
Shares of common stock included in the units offered	15,000,000
Placement units issued	1,150,000
Less: Shares subject to redemption to maintain net tangible assets of $5,000,001(2)	(14,189,479)
7,343,854

(1)	Assumes no exercise of the underwriters’ overallotment option and that 750,000 founder shares have been forfeited by our sponsor as a result thereof, and assumes forfeiture of up to 75,000 founder shares by our sponsor due to non-purchase of the extension units.

(2)	Assumes no value is attributed to the placement warrants contained in the placement units.

CAPITALIZATION

The following table sets forth our capitalization at June 4, 2013 and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our units and the placement units and the application of the estimated net proceeds derived from the sale of such securities:

	June 4, 2013
	Actual	As Adjusted(1)
Deferred underwriting commissions	$—	$4,500,000
Notes payable(2)	51,379	—
Common stock, subject to redemption(3)	—	146,861,108
Stockholder’s equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 43,000,000 shares authorized; 6,208,333 shares issued and outstanding; 7,343,854 shares issued and outstanding (excluding 14,189,479 shares subject to redemption), as adjusted	621	734
Additional paid-in capital	24,379	4,999,279
Deficit accumulated during the development stage	(13,879)	—
Total stockholders’ equity	11,121	5,000,013
Total capitalization	$62,500	$156,361,121

(1)	Includes the $11.5 million we will receive from the sale of the placement units.

(2)	Notes payable collectively reflect advances in the amount shown in the table as of June 4, 2013 to an affiliate of our sponsor. The note is non-interest bearing and is payable on the earlier of December 31, 2013 or the consummation of this offering.

(3)	Upon the consummation of our initial business combination, we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes or the payment of taxes, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. Each of our initial stockholders and our initial holder has agreed with respect to the founder shares and the placement shares contained within the placement units to waive their respective redemption rights (i) in connection with the consummation of our initial business combination, (ii) if we fail to consummate our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 16 month (or extended) period.

(4)	Assumes the overallotment option has not been exercised and a corresponding forfeiture of an aggregate of 750,000 founder shares held by our sponsor, and assumes up to 75,000 founder shares are forfeited by our sponsor due to non-purchase of the extension units.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the placement units and the extension units (if applicable), our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•	could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at June 4, 2013, we had $25,000 in cash and deferred offering costs of $62,500.

Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to consummate our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after at the earliest the consummation of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the consummation of this offering and the private placement of placement units.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected, pursuant to Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards. We will therefore delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We may take advantage of this extended transition period provided in Securities Act Section 7(a)(2)(B) until the first to occur of the date we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Securities Act Section 7(a)(2)(B). As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently-issued accounting standard.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares to our sponsor and loans from Quinpario Partners LLC, an affiliate of our sponsor, in the amount of up to $250,000. We estimate that the net proceeds from: (i) the sale of the units in this offering, after deducting offering expenses of approximately $650,000 (not including the underwriter’s discount) and $1,100,000 not to be held in the trust account that we expect to set aside for working capital, but including deferred underwriting commissions of approximately $4.5 million (or approximately $5.175 million if the underwriters’ overallotment option is exercised in full), and (ii) the sale of 1,150,000 placement units to our sponsor, for an aggregate purchase price of approximately $11,500,000, will be $155.25 million (or approximately $177.075 million if the underwriters’ overallotment option is exercised in full), and will be held in the trust account. The remaining $1,100,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $650,000, we may fund such excess with funds from the $1,100,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $650,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less amounts released to us for working capital purposes or to pay taxes and deferred underwriting commissions) to consummate our initial business combination. We may use interest earned on the trust account for purposes of working capital, to pay taxes and dissolution expenses. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering to be approximately $98,000. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the consummation of our initial business combination, we will have available to us the $1,100,000 of proceeds held outside the trust account and all interest income on the balance of the trust account (less amounts released to us to pay taxes or dissolution expenses) that will be released to us to fund our working capital requirements. Should this amount be insufficient, our sponsor or an affiliate of our sponsor may fund our additional working capital requirements or finance transaction costs, as necessary. However, such parties are under no obligation to do so. We will use these funds, including any loans from our sponsor or an affiliate of our sponsor, to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and consummate a business combination. We will depend in part on interest being earned on the proceeds held in the trust account to provide us with additional working capital we may need to identify one or more target businesses and to complete our initial business combination, as well as to pay franchise and income taxes that we may owe.

As stated above, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest income earned on such proceeds. Up to $750,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the placement warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

We expect our primary liquidity requirements during the period between the consummation of this offering and the consummation of our initial business combination to include approximately $500,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting business combinations; $150,000 for due diligence (excluding accounting and legal due diligence) of prospective target(s); $160,000 for office space, administrative services and support payable to Quinpario Partners LLC, an affiliate of our sponsor, representing $10,000 per month for up to 16 months; $150,000 for legal and accounting fees related to regulatory reporting requirements; $64,000 for Nasdaq continued listing fees; $30,000 for a reserve for possible liquidation expenses and $76,000 for other miscellaneous expenses. We may have additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section of this prospectus entitled “Use of Proceeds.”

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with and contemporaneous with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2014. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the consummation of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the private placement, including amounts in the trust account, will be invested in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

Our sponsor purchased an aggregate of 6,208,333 founder shares for an aggregate purchase price of $25,000, or approximately $0.004 per share. This number includes an aggregate of 750,000 founder shares that are subject to forfeiture by our sponsor to the extent that the overallotment option is not exercised by the underwriters, and up to 75,000 founder shares that are subject to forfeiture by our sponsor in the event that the extension units are not purchased. On July 24th, 2013, our sponsor transferred an aggregate of 269,000 of these founder shares to James P. Heffernan, Walter Thomas Jagodinski, Edgar G. Hotard, Dr. John Rutledge and Ilan Kaufthal, our independent directors, as well as 200,000 founder shares to employees of an affiliate of our sponsor, Quinpario Partners LLC. These 469,000 founder shares will not be subject to the forfeitures described above, which will only affect the remaining 5,739,333 founder shares held by our sponsor.

As of the date of this prospectus, an affiliate of our sponsor, Quinpario Partners LLC, has loaned to us a total of $232,139 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2013 or the consummation of this offering. The loan will be repaid upon the consummation of this offering out of the proceeds of this offering. We may draw down up to a total of $250,000 in connection with expenses related to this offering on the same terms.

We are also obligated, on the date that our securities are first listed on Nasdaq, to pay Quinpario Partners LLC, an affiliate of our sponsor a monthly fee of $10,000 for office space and general administrative services.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest income earned thereon. Up to $750,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the placement warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our sponsor has committed to purchase 1,150,000 placement units (for a purchase price of $11.5 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. Each placement warrant entitles the holder to purchase one share of our common stock at $12.00 per share. Our sponsor will be permitted to transfer the placement units held by them solely to the officers and directors of our sponsor, and other persons or entities affiliated with such entities, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as their initial holder. Otherwise, these securities will not, subject to certain limited exceptions (as described in more detail above under “Principal Stockholders — Transfers of Founders Shares, Placement Units and Extension Units (including securities contained therein)”), be transferable or salable by the initial holder until 30 days after the consummation of our initial business combination. We will bear the costs and expenses of filing any such registration statements. The placement warrants will be non-redeemable so long as they are held by the initial holder or its permitted transferees. The placement warrants may also be exercised by the initial holder, or its permitted transferees, for cash or on a cashless basis. Other than as stated above, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

In addition, if we anticipate that we may not be able to consummate our initial business combination within 16 months, we may extend the period of time to consummate a business combination twice, each by an additional four months, for an aggregate of eight additional months. In order to extend the time available for us to consummate our initial business combination, our sponsor, or its affiliates or designees, would deposit an aggregate of $1.125 million (or approximately $0.075 per public share, or $0.065 per public share if the overallotment is exercised in full) for each four month extension into the trust account prior to the applicable deadline. In return, they would receive 112,500 extension units ($10.00 per unit), on the same terms as in the private placement that will occur simultaneously with the consummation of this offering. An aggregate of 225,000 extension units could be issued in connection with the two extensions. Neither our sponsor, nor any of its affiliates or designees, is obligated to purchase such units in order to allow us to extend the time for us to complete our initial business combination.

Pursuant to a registration rights agreement we will enter into with our initial stockholders and initial holder on or prior to the date of this prospectus, we may be required to register certain securities for sale under the Securities Act. These holders are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 4, 2013, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a newly organized blank check company formed in May 2013 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We have conducted no operations and have generated no revenues to date and we will not generate operating revenues at the earliest until we consummate our initial business combination.

Over the course of their careers, the members of our management team and board of directors have developed a broad international network of contacts and corporate relationships we believe will serve as a useful source of investment opportunities. We will seek to capitalize on the global network and investing and operating experience of our management team and board of directors to identify, acquire and operate one or more businesses in the specialty chemicals and performance materials industries within or outside of the United States, although we may pursue a business combination outside these industries. In the event we elect to pursue an investment outside of these industries, our management’s expertise related to that industry may not be directly applicable to its evaluation or operation, and the information contained herein regarding these industries might not be relevant to an understanding of the business that we elect to acquire.

We believe our management team has the skills and experience to identify, evaluate and consummate a business combination and is positioned to assist businesses we acquire. However, our management team’s network and investing and operating experience do not guarantee a successful initial business combination. The members of our management team are not required to devote any significant amount of time to our business and are concurrently involved with other businesses. There is no guarantee that our current officers and directors will continue in their respective roles, or in any other role, after our initial business combination, and their expertise may only be of benefit to us until our initial business combination is completed. Past performance by our management team is not a guarantee of success with respect to any business combination we may consummate.

We anticipate structuring a business combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business, but we intend to consummate such business combination if we (or any entity that is a successor to us in a business combination) acquire a majority of the outstanding voting securities or assets of the target with the objective of making sure that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, based on the fact that less than 40% of our assets will be defined as investment securities under the provisions of that statute. Even though we will own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. The Nasdaq rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not independently able to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criteria. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be required to consummate a business combination with a target whose fair market value equals at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on the income earned on the trust account).

Business Strategy

Our management team intends to focus on acquiring companies that will increase stockholder value by growing revenue (through organic growth and acquisitions) and improving the efficiency of business operations of the acquired company. We intend to focus primarily on acquiring companies valued between $300 million and $1 billion of enterprise value. We believe that the acquisition and operation of an established business will provide a foundation from which to build a diversified business platform. Consistent with this strategy, we believe the following general criteria and guidelines are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Opportunities for Platform Growth: We will seek to acquire one or more businesses or assets that we can grow both organically and through acquisitions. Particularly in regard to the specialty chemicals and performance materials industries, we may initially consider those sectors that complement our management team’s background, such as composites and carbon fibers, filtration and biomaterials, alternative energy and storage, specialty films and packaging, ceramics and inorganics, plastics and compounds, electronic chemicals and materials, specialty resins and plastics, chemicals and additives, and specialty fluids and lubricants.

•	History of and Potential for Strong Free Cash Flow Generation: We will seek to acquire one or more businesses that have the potential to generate strong free cash flow (i.e., companies that typically generate cash in excess of that required to maintain or expand the business’s asset base). We will focus on one or more businesses that have recurring revenue streams and low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance stockholder value.

•	Established Companies with Proven Track Records: We will seek to acquire established companies, particularly those focused on industries connected to the specialty chemicals and performance materials industries with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results. Although we are not restricted from doing so, we do not intend to acquire start-up companies.

•	Experienced and Motivated Management Teams: We will seek to acquire businesses that have strong, experienced management teams with a substantial personal economic stake in the performance of the acquired business. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We will focus on companies where we expect that the operating expertise of our officers and directors will complement the target’s management team.

•	Strong Competitive Industry Position: We will seek to acquire businesses focused on the specialty chemicals and performance materials industries that have strong fundamentals, although we may acquire businesses in other industries. The factors we will consider include growth prospects, competitive dynamics and position, level of consolidation, need for capital investment, potential for improvement and barriers to entry. We will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on technology, global positioning, product quality and services, customer loyalty, cost impediments associated with customers switching to competitors, intellectual property protection and brand positioning. We will seek to acquire one or more businesses that demonstrate advantages or have the potential to become advantaged when compared to their competitors, which may help to protect their market position and profitability.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

Competitive Strengths:

We believe we have the following competitive strengths:

Management and Public Company Experience

Our executive officers all have deep knowledge of the chemicals and performance materials industries, experience in managing global businesses, and experience operating in a public-company environment. Moreover, they have experience with mergers and acquisitions, including business and financial analysis, negotiations, structuring and execution. Additionally, they are all partners in Quinpario Partners LLC, a privately owned investment and operating company founded by our Chairman, President and Chief Executive Officer, Jeffry N. Quinn, and focused on the specialty chemicals and performance materials sector. Mr. Quinn and his partners formed Quinpario after leaving Solutia Inc. (formerly NYSE: SOA), a global specialty chemical and performance materials company, following its sale to Eastman Chemical Company (NYSE: EMN). Mr. Quinn was Solutia’s Chairman, President and Chief Executive Officer, and our four other managers were also senior executives of Solutia. All have corporate management experience, extensive operational expertise and significant transactional experience.

Our Chairman, President and Chief Executive Officer, Jeffry N. Quinn, is the founder, Chairman, Chief Executive Officer and Managing Member of Quinpario Partners LLC. Mr. Quinn has over 25 years of experience with industrial companies in the areas of mining, refining and chemicals, including as President, Chief Executive Officer and Chairman of the Board of Solutia Inc., a global specialty chemical and performance materials company which was headquartered in St. Louis, MO. Mr. Quinn has significant financial market experience, including participation in two initial public offerings, other equity and debt offerings, and financings. He has senior level executive leadership experience in diverse industries and broad experience in a wide range of functional areas, including strategic planning, mergers and acquisitions, human resources, legal and governmental affairs, and corporate governance. He has served as general counsel and corporate secretary for three different publicly traded companies and has been extensively involved in a number of significant mergers, acquisitions, financings, and other corporate transactions.

Mr. Quinn was an executive officer of Arch Coal, Inc. (NYSE: ACI), the U.S.’s second-largest coal producer, for over a decade and left the organization in 2000 as Senior Vice President — Law & Human Resources, Secretary and General Counsel. In 1997, Mr. Quinn served as general counsel when the company went public and listed on the New York Stock Exchange. From 2000 to 2002, Mr. Quinn was Executive Vice President, General Counsel and Chief Administrative Officer of Premcor Inc. (formerly NYSE: PCO), one of the largest independent petroleum refiners and suppliers of unbranded transportation fuels, heating oil, petrochemical feedstocks, petroleum coke and other petroleum products in the U.S., which was acquired by Valero Energy Corporation in 2005. During his tenure at Premcor, Mr. Quinn was actively involved in the company’s initial public offering. Mr. Quinn is currently a member of the board of directors of Tronox Limited (NYSE: TROX), one of the world’s largest fully integrated producers and marketers of titanium ore and titanium dioxide pigment, Ferro Corporation (NYSE: FOE), a leading global supplier of technology-based performance materials and chemicals for manufacturers, and W.R. Grace & Co. (NYSE: GRA), a leading global supplier of catalysts, engineered and packaging materials and specialty construction chemicals and building materials.

Our Vice President, General Counsel and Secretary, Paul J. Berra III, is a Partner with and serves as the General Counsel and Chief Administrative Officer of Quinpario Partners LLC. Mr. Berra served as Senior Vice President, Legal and Governmental Affairs and General Counsel for Solutia Inc. from December 2009 until July 2012 when Solutia was sold to Eastman Chemical. Mr. Berra had global responsibility for the legal and governmental affair functions of Solutia. While serving as general counsel, Mr. Berra oversaw the company’s equity and debt offerings as well as several refinancings. Prior to December 2009, Mr. Berra also served as Solutia’s Chief Administrative Officer where he had the additional global responsibility for human resources. During the economic downturn of 2008 and early 2009, Mr. Berra led a successful global reduction in force that significantly reduced costs.

Our Vice President — Operations, A. Craig Ivey, is an Operating Partner with Quinpario Partners LLC. Mr. Ivey was previously President and General Manager of the Performance Films Division for Solutia Inc., an aftermarket window film business with operations in Europe, Asia and the Americas. As President and General Manager, Mr. Ivey had responsibility for all commercial, manufacturing, technology, and strategic aspects of the business. During his tenure at Performance Films, the division completed an acquisition of

Southwall Technologies Inc. Mr. Ivey joined Solutia at the company’s inception in 1997 and possesses over 30 years of manufacturing, supply chain, business and leadership expertise, including service in the Asia Pacific region. He also has an operations background, and served as Plant Manager and Manufacturing Director for Solutia’s largest production facility in Pensacola, FL.

Our Vice President and Chief Strategy Officer, Nadim Z. Qureshi, is a Partner with Quinpario Partners LLC. Mr. Qureshi was previously Senior Vice President of Corporate Development — Emerging Markets and President of Photovoltaics for Solutia Inc., based in Shanghai, China. Mr. Qureshi was responsible for identifying portfolio development and growth opportunities in emerging markets. He also had responsibility for global management of the photovoltaic business. Before being named to this position in 2011, Mr. Qureshi was Vice President, Corporate Strategy and Development, responsible for strategic planning and business development initiatives across Solutia’s business platforms. Prior to this role, he served as Vice President and General Manager of Nylon Resins and Industrial Fibers where he had profit/loss responsibility and led the business through a period of growth globally until the eventual sale of Solutia’s Nylon division in 2009.

Our Vice President and Chief Financial Officer, D. John Srivisal, is a Partner with Quinpario Partners LLC. Mr. Srivisal was previously Vice President, Transaction Execution for Solutia Inc. In that role Mr. Srivisal had global responsibility for merger, acquisition, divestiture and joint venture transactions. Mr. Srivisal served as the lead strategist, negotiator and decision-maker responsible for completing over 20 transactions. Before being named to this position in 2009, Mr. Srivisal served as Solutia’s Director of Planning and Coordination. In this role, Mr. Srivisal had chief of staff responsibilities for President, Chief Executive Officer and Chairman of the Board Jeffry N. Quinn.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial Position

With cash available for a business combination initially in the amount of approximately $150.75 million after payment of approximately $4.5 million of deferred underwriting fees (or $171.9 million after payment of approximately $5.175 million of deferred underwriting fees if the underwriters’ overallotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination thereof, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our initial business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the placement units, the purchase of the extension units (if any), our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. We will seek to acquire established companies that have demonstrated sound historical financial performance. Although we are not restricted from doing so, we do not intend to acquire start-up companies. In the event we did acquire such a company, we would be subject to the numerous risks inherent in such companies and businesses, which we would disclose in the tender offer or proxy materials.

If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our common stock, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, with respect to identifying any acquisition target. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our initial stockholders and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

The Nasdaq rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be required to consummate a business combination with a target whose fair market value equals to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on the income earned on the trust account). Otherwise, there is no other current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with and contemporaneous with the consummation of our initial business combination, and we may effectuate an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or Nasdaq, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of Acquisition Candidates

We believe there are numerous candidates in industries involved with our acquisition focus as described elsewhere in this prospectus that present opportunities for acquisition and value enhancement by our management team, board of directors and advisors. We may consider a target business both within and outside of the United States.

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, brokers and other members of the financial community and corporate executives. These target candidates may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, including publicly available information relating to this offering, public relations and marketing efforts or direct contact by management following the completion of this offering.

Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our initial stockholders or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is), other than the up to $10,000 per month for office space, administrative services and other incurred expenses relating to our operations payable to Quinpario Partners LLC, an affiliate of our sponsor. None of our initial stockholders, officers, directors and any of their respective affiliates will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective acquisition target in connection with a contemplated acquisition of such target by us. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criterion in our selection process of an acquisition candidate.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our initial stockholders, officers or directors. Additionally, we are not prohibited from partnering, submitting joint bids, or entering into any similar transaction with our initial stockholders, or an affiliate of our initial stockholders, in the pursuit of an initial business combination. In the event we seek to complete an initial business combination with such a company or we partner with an initial stockholder or an affiliate of an initial stockholder in our pursuit of an initial business combination, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA that such an initial business combination is fair to our stockholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value and fairness based on standards generally accepted by the financial community. The application of such standards would involve a comparison, from a valuation standpoint, of our business combination target to comparable public companies, as applicable, and a comparison of our contemplated transaction with such business combination target to other then-recently announced comparable private and public company transactions, as applicable. The application of such standards and the basis of our board of directors’ determination will be discussed and disclosed in our tender offer or proxy solicitation materials, as applicable, related to our initial business combination.

Selection of a target business and structuring of our initial business combination

Subject to the Nasdaq requirement that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be required to consummate a business combination with a target whose fair market value equals to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on the income earned on the trust account). In any case, we intend to consummate our initial business combination only if we (or any entity that is a successor to us in a business combination) will acquire a majority of the outstanding voting securities or assets of the target with the objective of making sure that we are not required to register as an investment company under the Investment Company Act based on the fact that less than 40% of our assets will be defined as investment securities under the provisions of that statute. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination. We will seek to acquire established companies that have demonstrated sound historical financial performance. Although we are not restricted from doing so, we do not intend to acquire start-up companies. To the extent we effect a business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Lack of business diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders may not have the ability to approve a business combination

We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek stockholder approval before we effect our initial business combination as not all business combinations require stockholder approval under applicable state law.

However, we will seek stockholder approval, if it is required by law or Nasdaq, or we may decide to seek stockholder approval for business or other reasons. Presented in the table below is a table of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Permitted purchases of our securities

In the event we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares following the consummation of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. Our initial stockholders, directors, officers or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act, or in transactions which would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our initial stockholders, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

The purpose of such purchases would be to (i) increase the likelihood of obtaining stockholder approval of the business combination or (ii), where the purchases are made by our initial stockholders, directors, officers or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of a business combination that may not otherwise have been possible.

As a consequence of any such purchases by us:

•	the funds in our trust account that are so used will not be available to us after the business combination;

•	the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the continued listing of our securities on Nasdaq or another national securities exchange in connection with our initial business combination;

•	because the stockholders who sell their shares in a privately negotiated transaction may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or franchise or income taxes payable, our remaining stockholders may bear the entire payment of such deferred commissions and franchise or income taxes payable. That is, if we seek stockholder approval of our initial business combination, the redemption price per share payable to public stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the franchise or income taxes payable than it would have been in the absence of such privately negotiated transactions, and stockholders who do not elect to have their shares redeemed and remain our stockholders after the business combination will bear the economic burden of the deferred commissions and franchise or income taxes payable because such amounts will be payable by us; and

•	the payment of any premium would result in a reduction in book value per share for the remaining stockholders compared to the value received by stockholders that have their shares purchased by us at a premium.

Our initial stockholders, officers, directors and/or their affiliates anticipate that they will identify the public stockholders with whom our initial stockholders, officers, directors or their affiliates may pursue privately negotiated purchases by either the public stockholders contacting us directly or by our receipt of redemption requests submitted by such public stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our initial stockholders, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Pursuant to the terms of such arrangements, any shares so purchased by our initial stockholders, officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to consummate a proposed business combination by potentially reducing the number of shares redeemed for cash.

Redemption rights for public stockholders upon consummation of our initial business combination

We will provide our stockholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.35 per public share, or approximately $10.26 per public share if the underwriters’ overallotment option is exercised in full. Our initial stockholders and initial holder have each agreed with respect to the founder shares and the placement shares held by them to waive their respective redemption rights in connection with the consummation of our initial business combination.

Manner of Conducting Redemptions

Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even if not required by law or Nasdaq, if a stockholder vote is not required by law or Nasdaq and we do not decide to hold a stockholder vote for business or other reasons, we shall, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed business combination, and

•	file tender offer documents with the SEC prior to consummating our initial business combination that will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.

In connection with the consummation of our business combination, we may redeem pursuant to a tender offer up to that number of shares of common stock that would permit us to maintain net tangible assets of $5,000,001. However, the redemption threshold may be further limited by the terms and conditions of our proposed initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all common stock that is validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not consummate the business combination, we will not purchase any shares of common stock pursuant to the tender offer and all shares of common stock will be returned to the holders thereof following the expiration of the tender offer. Additionally, since we are required to maintain net tangible assets of at least $5,000,001 (which may be substantially higher depending on the terms of our potential business combination), the chance that the holders of our common stock electing to redeem in connection with a redemption conducted pursuant to the proxy rules will cause us to fall below such minimum requirement is increased.

When we conduct a tender offer to redeem our public shares upon consummation of our initial business combination, in order to comply with the tender offer rules, the offer will be made to all of our stockholders, not just our public stockholders. Our initial stockholders and initial holder have agreed to waive their redemption rights with respect to their founder shares, placement shares and public shares in connection with any such tender offer.

If, however, stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon consummation of the initial business combination.

If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares and placement shares and any public shares held by them in favor of our initial business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but less interest withdrawn for working capital purposes, to pay taxes or dissolution costs and subject to certain volume limitations, as described below. In addition, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares, placement shares and public shares in connection with the consummation of a business combination.

Our initial stockholders, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem our public shares if we do not complete our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment as described herein.

Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted, against their initial business combination by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no such specified maximum redemption threshold and since even those public stockholders who vote in favor of our initial business combination will have the right to redeem their public shares, our structure is different in this respect from the structure that has been used by many blank check companies. This may make it easier for us to consummate our initial business combination. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Limitation on redemption upon consummation of a business combination if we seek stockholder approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to an aggregate of 20.0% or more of the shares sold in this offering. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding an aggregate of 20.0% or more of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem only up to 20.0% of the shares sold in this offering, we believe we will limit the ability of a small number of stockholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

Tendering stock certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of a business combination.

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not consummated, we may continue to try to consummate a business combination with a different target until 16 months from the consummation of this offering (or up to 24 months in case of extensions).

Redemption of public shares and liquidation if no initial business combination

Our initial stockholders, officers and directors have agreed that we will have only 16 months from the consummation of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 16 months, we may extend the period of time to consummate a business combination by up to an additional 8 months, as described elsewhere in this prospectus. If we are unable to consummate our initial business combination within the above time periods, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. If we have not consummated a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), or earlier, at the discretion of our board pursuant to the expiration of a tender offer conducted in connection with a failed business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of the interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Our initial stockholders and initial holder have each agreed to waive their respective redemption rights with respect to the founder shares and placement shares (i) in connection with the consummation of our initial business combination, (ii) if we fail to consummate a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 16 month (or extended) period. However, if our initial stockholders, or any of our officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period. There will be no redemption rights or liquidating distributions from us with respect to our founder shares, placement shares, extension shares, if any, or warrants, which will otherwise expire worthless in the event we do not consummate a business combination within the allotted month time period. We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,100,000 of proceeds held outside the trust account and interest income on the balance of the trust account (net of any taxes payable) that will be released to us to fund our working capital requirements, although we cannot assure you that there will be sufficient funds for such purpose.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.35 (or approximately $10.26 if the underwriters’ overallotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be less than approximately $10.35. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

If we do not obtain a waiver from a third party, we will obtain the written consent of Quinpario Partners LLC before our entering into an agreement with such third party. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver and where Quinpario Partners LLC executes a written consent. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, pursuant to a written agreement, Quinpario Partners LLC and Jeffry N. Quinn have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a definitive transaction agreement, reduce the amounts in the trust account to below $10.35 per share (or approximately $10.26 per share if the underwriters’ overallotment option is exercised in full), except as to any claims by a third party who executed a waiver of rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Quinpario Partners LLC and Jeffry N. Quinn will not be responsible to the extent of any liability for such third party claims. We cannot assure you, however, that Quinpario Partners LLC or Jeffry N. Quinn would be able to satisfy those obligations.

In the event that the proceeds in the trust account are reduced below $10.35 per public share (or approximately $10.26 per public share if the underwriters’ overallotment option is exercised in full) and Quinpario Partners LLC asserts that it is unable to satisfy any applicable obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Quinpario Partners LLC to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Quinpario Partners LLC to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.35 per public share (or approximately $10.26 per public share if the underwriters’ overallotment option is exercised in full).

We will seek to reduce the possibility that Quinpario Partners LLC will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Quinpario Partners LLC will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,100,000 from the proceeds of this offering, and any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $650,000, we may fund such excess with funds from the $1,100,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $650,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions) may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate our initial business combination within 16 months (or up to 24 months in case of extensions) from the consummation of this offering is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we have not consummated a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), or earlier, at the discretion of our board pursuant to the expiration of a tender offer conducted in connection with a failed business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of such interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 16th month (or up to our 24th month in the event of extensions) and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, Quinpario Partners LLC and Jeffry N. Quinn may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $10.35 per public share (or approximately $10.26 per public share if the underwriters’ overallotment option is exercised in full) less any per-share amounts distributed from our trust account to our public stockholders in the event we are unable to consummate a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Quinpario Partners LLC and Jeffry N. Quinn will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.35 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the redemption of our public shares if we do not consummate a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions) or if they redeem their respective shares for cash upon the consummation of the initial business combination. Also, our management may cease to pursue a business combination prior to the expiration of the 16 month (or extended) period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to consummate a business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the consummation of our initial business combination and if we are unable to consummate an initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions).

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Consummate an Initial Business Combination
Calculation of redemption price
Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be approximately $10.35 per public share, or approximately $10.26 per public share if the underwriters’ overallotment option is exercised in full), including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding public shares; subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial business combination with proceeds released to us from the trust account immediately following consummation of the initial business combination. There is no limit to the prices that we or our initial stockholders, directors, officers or their affiliates may pay in these transactions.

If we are unable to consummate an initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be approximately $10.35 per public share, or approximately $10.26 per public share if the underwriters’ overallotment option is exercised in full), including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses divided by the number of then outstanding public shares.

Redemptions in Connection with our Initial Business Combination	Redemptions if we fail to Consummate an Initial Business Combination

In order to extend the time available for us to consummate our initial business combination, our sponsor, or its affiliates or designees, would deposit an aggregate of $1.125 million (or approximately $0.075 per public share, or $0.065 per public share if the overallotment is exercised in full) for each four month extension into the trust account prior to the applicable deadline. In return, they would receive 112,500 extension units ($10.00 per unit), on the same terms as in the private placement consummated that will occur simultaneously with the consummation of this offering. An aggregate of 225,000 extension units could be issued in connection with the two extensions. Neither our sponsor, nor any of its affiliates or designees, is obligated to purchase such units in order to allow us to extend the time for us to complete our initial business combination.

In order to extend the time available for us to consummate our initial business combination, our sponsor, or its affiliates or designees, would deposit an aggregate of $1.125 million (or approximately $0.075 per public share, or $0.065 per public share if the overallotment is exercised in full) for each four month extension into the trust account prior to the applicable deadline. In return, they would receive 112,500 extension units ($10.00 per unit), on the same terms as in the private placement consummated that will occur simultaneously with the consummation of this offering. An aggregate of 225,000 extension units could be issued in connection with the two extensions. Neither our sponsor, nor any of its affiliates or designees, is obligated to purchase such units in order to allow us to extend the time for us to complete our initial business combination.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Consummate an Initial Business Combination
Impact to remaining stockholders
The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and franchise and income taxes payable.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial business combination. If the permitted purchases described above are made at prices not exceeding the per-share amount then held in the trust account, these purchases will reduce the book value per share for our remaining stockholders following a business combination, who will bear the burden of the deferred underwriting commissions and franchise and income taxes payable. If we make these purchases using funds released to us from the trust account following consummation of a business combination at prices that are at a premium to the per-share amount then held in the trust account, our remaining stockholders will also experience a reduction in book value per share to the extent of such premiums.

The redemption of our public shares if we fail to consummate a business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their overallotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
Approximately $155.25 million of the net offering proceeds, which includes a portion of the approximately $11.5 million net proceeds from the sale of 1,150,000 placement units to the sponsor and approximately $4.5 million in deferred underwriting commissions (approximately $5.175 million if the underwriters’ overallotment option is exercised in full), will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company, acting as trustee.

Approximately $150.00 million of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
Approximately $155.25 million of the net offering proceeds, which includes a portion of the approximately $11.5 million net proceeds from the sale of 1,150,000 placement units and approximately $4.5 million in deferred underwriting commissions (approximately $5.175 million if the underwriters’ overallotment option is exercised in full) held in trust will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds
We will be entitled to withdraw interest income earned on the funds in the escrow account for working capital purposes, the payment of franchise taxes, income taxes or dissolution expenses. Our stockholders will have no right to receive any pro-rata portion of interest income earned on the proceeds held in the trust account released to us.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52 nd day following the date of this prospectus unless C&Co/PrinceRidge, acting as representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the overallotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the overallotment option.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the consummation of our initial business combination or 12 months from the consummation of this offering.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses, upon the consummation of our initial business combination, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. We may not be required by law or Nasdaq to hold a stockholder vote. If we are not required by law or Nasdaq and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45 th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but less interest withdrawn for working capital purposes, to pay taxes or dissolution costs. In addition, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares, placement shares and public shares in connection with the consummation of our initial business combination. Our initial stockholders and initial holder have each agreed to waive their redemption rights with respect to its placement shares in connection with the consummation of our initial business combination and if we fail to consummate our initial business combination within 16 months from date of this prospectus (or up to 24 months in the event of extensions).

Business combination deadline
If we are unable to complete a business combination within 16 months from date of this prospectus (or up to 24 months in the event of extensions), we shall: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses, divided by the number of then outstanding public
If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Release of funds
Except for interest income earned on the trust account balance that is released to us, none of the funds held in trust will be released from the trust account until the earlier of (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by us in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of our public shares if we are unable to consummate a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), subject to applicable law; or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 16 month (or up to 24 months if extended) period.
The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash to our public stockholders who exercise their redemption rights may reduce the resources available to us for an initial business combination. In addition, the number of our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 12935 N. Forty Drive, Suite 201, St. Louis, Missouri 63141. The cost for this space is included in the $10,000 per month fee described above that Quinpario Partners LLC, an affiliate of our sponsor charges us for general and administrative services. We believe, based on rents and fees for similar services in the St. Louis metropolitan area that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have five executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business combination.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2014 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an “emerging growth company” for up to five years, although if our non-convertible debt issued within a three year period or revenues exceeds $1 billion, or if the market value of our common stock that are held by non-affiliates exceeds $700 million on the last day of our second fiscal quarter, we would cease to be an “emerging growth company” as of the following fiscal year.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Title
Jeffry N. Quinn	54	President, Chief Executive Officer and Chairman of the Board of Directors
Paul J. Berra III	44	Vice President, General Counsel and Secretary
A. Craig Ivey	56	Vice President, Operations
Nadim Z. Qureshi	38	Vice President and Chief Strategy Officer
D. John Srivisal	34	Vice President and Chief Financial Officer
James P. Heffernan	67	Director
Edgar G. Hotard	69	Director
Walter Thomas Jagodinski	56	Director
Dr. John Rutledge	64	Director
Ilan Kaufthal	65	Director

Jeffry N. Quinn is our President, Chief Executive Officer and the Chairman of our Board of Directors, and has served in such roles since our inception in May 2013. He is also the founder, Chairman, Chief Executive Officer and Managing Member of our sponsor’s managing member, Quinpario Partners LLC, and has served in such role since July 2012. Prior to forming Quinpario Partners LLC, Mr. Quinn was President, Chief Executive Officer and Chairman of the Board of Solutia Inc. (formerly NYSE: SOA), a global specialty chemical and performance materials company. From May 2004 to July 2012, Mr. Quinn served as the President and Chief Executive Officer of Solutia, and served as the Chairman of the Board from February 2006 to July 2012. Mr. Quinn became President and Chief Executive Officer of Solutia shortly after it had filed for bankruptcy. Over eight years as CEO of Solutia, Mr. Quinn oversaw its transformation from a domestically oriented commodity chemical company to one of the world’s leading specialty chemical firms. Solutia was sold to Eastman Chemical in July 2012. Mr. Quinn joined Solutia in 2003 as Executive Vice President, Secretary, and General Counsel. In mid-2003 he added the duties of Chief Restructuring Officer to help prepare the company for its eventual filing for reorganization under Chapter 11. During his tenure at Solutia, the company completed a number of divestitures and acquisitions as it reshaped its portfolio of businesses. It also completed a number of debt and equity offerings. Prior to joining Solutia, Mr. Quinn was Executive Vice President, Chief Administrative Officer, Secretary and General Counsel for Premcor Inc. (formerly NYSE: PCO), which at the time was one of the nation’s largest independent refiners. At that time Premcor was a portfolio company of Blackstone Capital Partners, a private equity fund. As general counsel of Premcor, Mr. Quinn was involved in the company’s initial public offering and listing on the New York Stock Exchange in 2002. Premcor was eventually sold to Valero Energy Corporation (NYSE: VLO) in 2005. Prior to Premcor, Mr. Quinn was Senior Vice President-Law & Human Resources, Secretary and General Counsel for Arch Coal, Inc. (NYSE: ACI). Mr. Quinn started at Arch Coal in 1986 when it was known as Arch Mineral Corporation. He became General Counsel in 1989. For the next eleven years Mr. Quinn was a member of the executive management team that grew Arch from a small regional coal producer to the nation’s second largest coal company. Mr. Quinn was involved in a number of mergers and acquisitions at Arch Coal, including the 1987 acquisition of the coal business of Diamond Shamrock Corporation, the 1997 merger with Ashland Coal, Inc., the 1998 acquisition of the U.S. business of Atlantic Richfield Company, and many other smaller transactions as well as the company’s initial public offering in 1997 as part of the Ashland Coal merger. Mr. Quinn is currently a member of the board of directors of Tronox Limited (NYSE: TROX), a fully integrated producer and marketer of titanium ore and titanium dioxide pigment, Ferro Corporation (NYSE: FOE), a global supplier of technology-based performance materials and chemicals for manufacturers, and W.R. Grace & Co. (NYSE: GRA), a global supplier of catalysts, engineered and packaging materials and specialty construction chemicals and building materials. Mr. Quinn is well qualified to serve as Chairman of our Board of Directors, as well as our President and Chief Executive Officer, due to his background in specialty chemicals and performance materials, as well as his experience in public company governance and private equity. Mr. Quinn received both a bachelor’s degree in Mining Engineering and a Juris Doctorate degree from the University of Kentucky.

Paul J. Berra III is our Vice President, General Counsel and Secretary, and has served in such roles since our inception in May 2013. He is also a partner in our sponsor’s managing member, Quinpario Partners LLC, and serves as its General Counsel and Chief Administrative Officer, and has served in such roles since July 2012. Mr. Berra served as Senior Vice President, Legal and Governmental Affairs and General Counsel for Solutia Inc. from December 2009 until July 2012 when Solutia was sold to Eastman Chemical. Mr. Berra oversaw the legal and governmental affair functions of Solutia. While serving as general counsel, Mr. Berra played an important role in the company’s equity and debt offerings as well as several refinancings. Prior to December 2009, Mr. Berra also served as Solutia’s Chief Administrative Officer where he had the additional global responsibility for human resources. He served as Solutia’s Vice President of Communications and Government Affairs beginning in 2006. Mr. Berra joined Solutia in June 2003 as Assistant General Counsel, Human Resources, and added government affairs responsibilities the following year. Prior to joining Solutia, Mr. Berra was Corporate Counsel at Premcor Inc., an independent oil refiner, where he handled all labor, employment and litigation matters and contributed to cost-saving initiatives that included a significant reduction-in-force. He also played a role in Premcor’s acquisition and integration of the former Williams Company refinery in Memphis, Tennessee. Earlier, Mr. Berra practiced law with Lewis, Rice and Fingersh, a large regional general practice law firm, and at a small, boutique firm practicing exclusively in the areas of labor and employment law. Mr. Berra received a Bachelor of Arts degree in Political Science and Business Administration from Webster University and a Juris Doctorate degree from the Saint Louis University School of Law.

A. Craig Ivey is our Vice President, Operations, and has served in such role since our inception in May 2013. He is also an operating partner in our sponsor’s managing member, Quinpario Partners LLC, and has served in such role since July 2012. Mr. Ivey was previously President and General Manager of the Performance Films Division for Solutia Inc., an aftermarket window film business with operations in Europe, Asia and the Americas, from August 2011 to July 2012. As President and General Manager, Mr. Ivey had responsibility for all commercial, manufacturing, technology, and strategic aspects of the business. During his tenure at Performance Films, the division completed an acquisition of Southwall Technologies Inc. Mr. Ivey joined Solutia at the company’s inception in 1997 and possesses over 30 years of manufacturing, supply chain, business and leadership expertise. From March 2011, prior to being named as President and General Manager for Performance Films in August 2011, Mr. Ivey served as Vice President — Photovoltaics in Solutia’s Advanced Interlayers division, in addition to his role (beginning in January 2010) as Vice President of Business Operations — Asia Pacific Region, based in Shanghai. From January 2008 to January 2010 he served as Vice President — Supply Chain of the Nylon Division. In this role, Mr. Ivey led the development of a global supply chain network, establishing operations and providing service across four continents. Mr. Ivey also has an operations background and served as Plant Manager and Manufacturing Director for Solutia’s largest production facility in Pensacola, FL. While in this role, he led the transformation of the facility from a traditional fiber-based operation to an engineered resins platform. Prior to joining Solutia, he served in various engineering and operations roles with Monsanto Company, Chevron Corporation and Olin Corporation. Mr. Ivey earned his bachelor’s degree in Chemical Engineering from Auburn University.

Nadim Z. Qureshi is our Vice President and Chief Strategy Officer, and has served in such roles since our inception in May 2013. He is also a partner in our sponsor’s managing member, Quinpario Partners LLC, and has served in such role since September 2012. Prior to this, Mr. Qureshi was Senior Vice President of Corporate Development — Emerging Markets and President of Photovoltaics for Solutia Inc., based in Shanghai, China. Mr. Qureshi was responsible for identifying portfolio development and growth opportunities in emerging markets. He also had responsibility for global management of the photovoltaic business. Before being named to this position in August 2011, Mr. Qureshi was Vice President, Corporate Strategy and Development, responsible for strategic planning and business development initiatives across Solutia’s business platforms, from March 2009 to March 2011. Prior to this role, from June 2005 to March 2009 he served as Vice President and General Manager of Nylon Resins and Industrial Fibers where he had profit/loss responsibility and led the business through a period of growth globally until the eventual sale of Solutia’s Nylon division in 2009. Prior to joining Solutia in 2005, he was with CRA International and Arthur D. Little, focusing on strategy development, mergers and acquisitions, growth and performance improvement in the chemical and industrial sectors. For large multinational chemical companies, Mr. Qureshi focused his efforts on identifying organic and inorganic growth opportunities including characterizing the market spaces where his clients participated as well as analyzing large investment projects. In addition, Mr. Qureshi spent time with clients in the industrial and chemical sectors on portfolio assessment and alignment with the ultimate focus on improving shareholder value. Mr. Qureshi’s clients included many of the largest chemicals and industrial companies across the Americas, Europe and Middle East. He started his career as a process engineer at Teknor Apex Company, a plastics compounder where he developed hands-on experience in plastics processing. Mr. Qureshi received a Bachelor of Science degree in Chemical Engineering and a Master of Science degree in Macromolecular Science and Engineering from Case Western Reserve University, and a Masters in Business Administration from the Kellogg School of Management at Northwestern University. During his academic career, Mr. Qureshi’s research focused on novel polyolefins, barrier films and diffusions processes; he published several articles in prestigious polymer science journals.

D. John Srivisal is our Vice President and Chief Financial Officer, and has served in such roles since our inception in May 2013. He is also a partner in our sponsor’s managing member, Quinpario Partners LLC, and has served in such role since July 2012. From January 2009 to July 2012, Mr. Srivisal was Vice President, Transaction Execution for Solutia Inc. In that role Mr. Srivisal had global responsibility for merger, acquisition, divestiture and joint venture transactions. Mr. Srivisal served as the lead strategist, negotiator and decision-maker responsible for completing over 20 transactions. Before being named to this position in January 2009, Mr. Srivisal served as Solutia’s Director of Planning and Coordination from June 2004. In this role, Mr. Srivisal had chief of staff responsibilities for President, Chief Executive Officer and Chairman of the Board Jeffry N. Quinn. During his tenure at Solutia from June 2004 to July 2012, Mr. Srivisal also played a key role in Solutia’s financing transactions, including Solutia’s exit financing and relisting on the NYSE following its emergence from bankruptcy, various acquisition-related financings, and several equity and debt offerings and refinancings. Mr. Srivisal has over thirteen years of transaction experience that includes acting on behalf of Solutia as well as advising companies, creditors, financial sponsors and government entities in a variety of industries on recapitalizations, restructurings, financings, leveraged buyouts, mergers, acquisitions, divestitures and joint ventures. Before joining Solutia, Mr. Srivisal was a restructuring investment banker at Rothschild Inc. where he executed numerous in-court and out-of-court restructuring, financing and M&A transactions. He began his career in the mergers and acquisitions group at Peter J. Solomon Company. Mr. Srivisal graduated magna cum laude with a Bachelor of Science degree in Economics (concentration in Finance) and a minor in Mathematics from the Wharton School of the University of Pennsylvania.

Independent Directors

James P. Heffernan, one of our independent directors as of the effective date of the registration statement of which this prospectus forms part, has served as a member of the Board of Directors of United Natural Foods, Inc. (“United”)(NASDAQ:UNFI), a distributor of natural and organic foods, since December 2000 and as a member of the Board of Directors of Command Security Corp. (“Command”)(AMEX:MOC), a provider of uniformed security officers, aviation security services, and support security services to commercial, financial, industrial, aviation, and governmental customers in the United States, since September 2010. Mr. Heffernan currently serves as Chairman of the Compensation Committee and as a member of the Audit Committee of United and Chairman of the Audit Committee of Command. Previously, Mr. Heffernan served as a member of the Board of Directors of Solutia Inc. (formerly NYSE:SOA), a performance materials specialty chemical manufacturer with global operations, from February 2008 until its acquisition by Eastman Chemical Co. in July 2012. From November 1998 to September 2012, Mr. Heffernan served as Vice Chairman and as a Trustee of the New York Racing Association, the governing body for thoroughbred racing at Belmont, Aqueduct and Saratoga. Prior to that, Mr. Heffernan served as Chief Financial Officer, Chief Operating Officer and as a member of the Board of Directors of Danielson Holding Corporation, which had ownership interests in a number of insurance and trust operations, from June 1990 to September 1996. He also served as a member of the Board of Directors and as Chairman of the Finance Committee of Columbia Energy Group (n/k/a NiSource, Inc.)(formerly NYSE:CG), a vertically integrated gas company with several billion dollars of annual revenues and assets, from January 1993 to November 2000 and as a member of the

Board of Directors of Baldwin Piano & Organ Co. from June 2000 to May 2001. Prior to that, Mr. Heffernan served as President of WHR Management Corp., as General Partner of Whitman Heffernan & Rhein Workout Funds and as President of Whitman Heffernan & Rhein & Co., Inc., an investment banking firm specializing in corporate reorganizations, from May 1987 to September 1996. Prior to joining WHR Management Corp., Mr. Heffernan was an attorney with the New York based law firm Anderson, Kill & Olick, PC., where he specialized in corporate reorganizations, from September 1973 to May 1987. Mr. Heffernan is well qualified to serve as an independent director due to his background in specialty chemicals and performance materials, as well as his experience in public and private company governance (including his service on audit committees) and investment banking.

Edgar G. Hotard, one of our independent directors as of the effective date of the registration statement of which this prospectus forms part, serves as an Operating Partner at HAO Capital, a private equity firm based in Beijing and Hong Kong, which provides growth capital to Chinese companies, since November 2010 and as a Venture Partner at ARCH Venture Partners, a provider of seed / early stage venture capital for technology firms in life sciences, physical sciences and advanced materials, since June 2002. He also serves as Executive Chairman of SIAD Engineering (Hangzhou) Co. Ltd., the China subsidiary of SIAD Macchine Impianti S.p.A, a global supplier of compressors and air separation equipment, a position he has held since January 2013. Previously, Mr. Hotard served as an advisor to the Asia practice of Monitor Group, a global strategy-consulting firm and as non-executive Chairman of Monitor Group (China), from June 2000 to November 2010. Prior to that, Mr. Hotard served as President and Chief Operating Officer of Praxair, Inc. (“Praxair”) (NYSE:PX), a worldwide provider of industrial gases, including atmospheric, process and specialty gases, from July 1992 until his retirement in January 1999. In 1992, he co-led the spin-off of Praxair from Union Carbide Corporation (formerly NYSE:UK), a commodity and specialty chemical and polymers company where he served as Corporate Vice President from July 1990 to July 1992. Mr. Hotard currently serves as a member of the Board of Directors of Albany International Corp. (NYSE:AIN), a global advanced materials processing company serving the paper and aerospace industry, a position he has held since November 2006 and as a member of the Board of Directors of Baosteel Metals, a subsidiary of Baosteel Group Co. Ltd., since January 2013 and as a member of the Board of Directors of SIAD Macchine Impianti S.p.A. since May 2013. Previously, he served as a member of the Board of Directors of various public companies, including Global Industries Inc. (formerly NASDAQ:GLBL), a global offshore oil and gas engineering and construction service company, from 1999 to September 2011; Solutia Inc. (formerly NYSE:SOA), a performance materials specialty chemical manufacturer with global operations, from February 2011 to July 2012 and Shona Energy Company, Inc. (formerly TSX-V:SHO), an oil and natural gas exploration, development and production company, from July 2011 to December 2012. In addition, Mr. Hotard was a founding sponsor of the China Economic and Technology Alliance and a joint MBA program between Renmin University, Beijing, China and the School of Management of the State University of Buffalo, New York. Mr. Hotard is well qualified to serve as an independent director due to his background in the advanced materials processing and energy industries, as well as his experience in public and private company governance and private equity.

Walter Thomas Jagodinski, one of our independent directors as of the effective date of the registration statement of which this prospectus forms part, has been a private investor since September 2007. Mr. Jagodinski has served as a member of the Board of Directors of Lindsay Corporation (NYSE:LNN), a global company focused on providing irrigation and infrastructure solutions to meet the needs of a growing population, since July 2008 and currently serves as Chairman of the Audit Committee. He is also a member of the Board of Directors of Phosphate Holdings, Inc., a U.S. producer and marketer of DAP, the most common form of phosphate fertilizer, since May 2009, where he serves as Chairman of Board. Previously, Mr. Jagodinski served as a member of the Board of Directors of Solutia Inc. (formerly NYSE:SOA), a performance materials specialty chemical manufacturer with global operations, from March 2008 until July 2012. Prior to that, Mr. Jagodinski was President, Chief Executive Officer and Director of Delta and Pine Land Company (“D&PL”) (formerly NYSE: DLP), a leader in the cotton seed industry, from September 2002 until the company was acquired in June 2007. From June 2002 until August 2002, he served as D&PL’s Executive Vice President and from September 2000 until June 2002, he served as Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary. Mr. Jagodinski was also D&PL’s Vice President-Finance, Treasurer and Assistant Secretary from February 1993 until September 2000 and held various other financial positions at D&PL, from October 1991, when he joined the company, until February 1993. Prior to D&PL, Mr. Jagodinski held various positions in the audit division at Arthur Andersen from 1983 to 1991 and Senior Accountant at Price Waterhouse from 1978 to 1983. Mr. Jagodinski is a licensed Certified Public Accountant and a member of the AICPA, TSCPA and was MSCPA. He is also the Board President of Princess Owners’ Association, Inc., a position he has held since October 2006. Mr. Jagodinski received a Bachelor of Business Administration degree (Accounting) from the University of Mississippi. Mr. Jagodinski is well qualified to serve as an independent director due to his background in specialty chemicals and fertilizers, as well as his experience in public and private company governance and accounting, including his service on an audit committee and a compensation committee.

Dr. John Rutledge, one of our independent directors as of the effective date of the registration statement of which this prospectus forms part, is the founder of Rutledge Capital, a private equity investment firm that invests in U.S. middle market manufacturing, distribution, and service companies, and has served as its Chairman since 1990. Dr. Rutledge is also Chief Investment Strategist for Safanad SA, an investment firm based in Geneva, Switzerland since its inception in 2008. He also serves as Senior Research Professor at Claremont Graduate University since 2010, where he teaches economics and finance. Dr. Rutledge also serves as a CNBC Contributor since 2009. In addition, Dr. Rutledge is an Honorary Professor at the Chinese Academy of Sciences in Beijing and Chief Advisor for Finance and Investment to the Governor of the Haidian District in Beijing and has served in those capacities since 2007 and 2008, respectively. He is a senior fellow at the Pacific Research Institute and the Heartland Institute. In addition to his many advisory and board roles, Dr. Rutledge has written for Forbes.com and TheStreet.com. He also wrote the Forbes’ Business Strategy column from 1992 to 2002. He also founded Claremont Economics Institute, an economic advisory business, in 1978 and served as its Chairman from January 1979 to 1991. Dr. Rutledge has served as the director of a number of companies, including: American Standard (formerly NYSE: ASD), a manufacturer of plumbing, air conditioning, and automotive products; Earle M. Jorgensen Company (formerly NYSE: JOR), the largest independent distributor of metal products in North America; Lazard Freres Funds, a mutual fund; Amerindo Investment Fund, a mutual fund; CROM Corporation, a designer and manufacturer of prestressed concrete tanks; AdobeAir, a manufacturer of heating and cooling products; StairMaster, a manufacturer of fitness products; Fluidrive, a manufacturer of steerable, hydraulic axles for the agricultural and trucking industries; CST, a manufacturer of paper office products; Ellis Communications, an operator of television and radio companies; General Medical, a supplier of medical products; United Refrigeration, an operator of cold storage warehouses for the food industry; and Framed Picture Enterprise, a retailer in the framed art business. Dr. Rutledge was one of the principal architects of the Reagan economic plan in 1981 and was an adviser to the Bush White House on tax policy from 2001 to 2004. Dr. Rutledge began his career as a professor of economics at Tulane University and Claremont McKenna College. He holds a B.A. from Lake Forest College and a Ph.D. from the University of Virginia. Dr. Rutledge is well qualified to serve as an independent director due to his academic background as well as his experience in public and private company governance.

Ilan Kaufthal, one of our independent directors as of the effective date of the registration statement of which this prospectus forms part, is Chairman of East Wind Advisors, a specialized investment banking firm serving companies in the media, education, consumer/retail and information industries, and has held such position since May 2011. From July 2008 to July 2013, Mr. Kaufthal served as Senior Advisor at Irving Place Capital. Earlier in his career, he was Vice Chairman of Investment Banking at Bear Stearns & Co. from May 2000 to July 2008, Vice Chairman and Head of Mergers and Acquisitions at Schroder & Co. from February 1987 to May 2000, and SVP and CFO at NL Industries from May 1971 to February 1987. Mr. Kaufthal serves on the board of directors of the following public companies: Cambrex Corporation (NYSE: CBM), a supplier to the pharmaceutical industries, Blyth, Inc. (NYSE: BTH), a multi level marketing company based in Greenwich, Connecticut and Tronox Limited (NYSE:TROX), a fully integrated producer and marketer of titanium ore and titanium dioxide pigment. Mr. Kaufthal is a graduate of Columbia University and the New York University Graduate School of Business Administration. Mr. Kaufthal is well qualified to serve as an independent director due to his background and his experience in public and private company governance and investment banking.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Heffernan, Rutledge and Kaufthal will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Quinn, Hotard and Jagodinski, will expire at the second annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Collectively, through their positions described above, our officers and directors have extensive experience in private equity businesses, public companies and in chemicals and performance materials industries. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition.

Director Independence

The Nasdaq rules require that a majority of the board of directors of a company listed on Nasdaq must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have determined that Messrs. Heffernan, Hotard, Jagodinski, Rutledge and Kaufthal are independent directors under the Nasdaq rules and Rule 10A-3 of the Exchange Act.

Executive Officer and Director Compensation

None of our executive officers or directors has received any compensation (cash or non-cash) for services rendered. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination or our liquidation, we will pay an affiliate of our sponsor a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to for our benefit and is not intended to provide compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Other than this $10,000 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our initial stockholders, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will approve all payments in excess of $5,000 to be made to our initial stockholders, officers, directors or our or their affiliates.

After the consummation of our initial business combination, directors or members of our management team who remain in one of those capacities, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Board Committees

Audit Committee

Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. We have established an audit committee of the board of directors, which consists of Messrs. Jagodinski, Heffernan, Hotard, and Rutledge, each of whom meets the independent director standard under Nasdaq’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act. Mr. Jagodinski serves as Chairman of our audit committee.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Expert on Audit Committee

The audit committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under Nasdaq’s listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the NASDAQ Capital Market that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. We have determined that Mr. Jagodinski satisfies Nasdaq’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Other Board Committees

Our board of directors intends to establish a nominating committee and a compensation committee upon consummation of our initial business combination. At that time our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either committee, however, our independent directors will address any nominations process and oversee executive compensation, as required by the rules of Nasdaq, prior to such time that we establish either committee. We do not believe a compensation committee is necessary prior to our initial business combination as there will be no salary, fees or other compensation being paid to our officers or directors prior to our initial business combination.

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Our amended and restated certificate of incorporation provides, however, that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our officers or directors or in circumstances that would conflict with any fiduciary duties or contractual obligations they may have currently or in the future, or any other fiduciary duties or contractual obligations they may have as of the date of this prospectus.

Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us or, in the case of a non-compete obligation, possibly prohibited from referring such opportunity to us. Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations that could conflict with their fiduciary obligations to us, all of which may have to (i) be presented appropriate potential target businesses by our officers or directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Individual	Entity	Affiliation
Jeffry N. Quinn	Tronox Limited	Director
	Ferro Corporation	Director
	W.R. Grace & Co.	Director
	Quinpario Partners LLC	Managing Member

James P. Heffernan	United Natural Foods, Inc.	Director
	Command Security Corp.	Director

Individual	Entity	Affiliation

Edgar G. Hotard	HAO Capital	Operating Partner
	ARCH Venture Partners	Venture Partner
	SIAD Engineering (Hangzhou) Co. Ltd.	Executive Chairman
	Baosteel Metals	Director
	SIAD Macchine Impianti S.p.A.	Director

Walter Thomas Jagodinski	Lindsay Corporation	Director
	Phosphate Holdings, Inc.	Chairman

Dr. John Rutledge	Rutledge Capital	Chairman
	Safanad SA	Chief Investment Strategist

Ilan Kaufthal	East Wind Advisors	Chairman
	Cambrex Corporation	Director
	Blythe, Inc.	Director
	Tronox Limited	Director

Mr. Quinn, our President, Chief Executive Officer and Chairman, is a member of the board of directors of Tronox Limited (NYSE: TROX), a fully integrated producer of titanium ore and titanium dioxide, Ferro Corporation (NYSE: FOE), a global supplier of technology-based performance materials and chemicals for manufacturers, W.R. Grace & Co. (NYSE: GRA), a global specialty chemicals and materials company and managing member of Quinpario Partners LLC, the managing member of our sponsor. As such, Mr. Quinn is obligated to present corporate opportunities relating to these businesses to each such company, respectively, prior to presenting such opportunities to us.

Mr. Heffernan, who will be one of our directors, is currently a member of the Board of Directors of United Natural Foods, Inc. (“United”)(NASDAQ:UNFI), a distributor of natural and organic foods, and as a member of the Board of Directors of Command Security Corp. (“Command”)(AMEX:MOC), a provider of uniformed security officers, aviation security services, and support security services to commercial, financial, industrial, aviation, and governmental customers in the United States. As such, Mr. Heffernan is obligated to present corporate opportunities relating to these businesses to each such company, respectively, prior to presenting such opportunities to us.

Mr. Hotard, who will be one of our directors, is also currently an Operating Partner at HAO Capital, a private equity firm based in Beijing and Hong Kong, which provides growth capital to Chinese companies, a Venture Partner at ARCH Venture Partners, a provider of seed / early stage venture capital for technology firms in life sciences, physical sciences and advanced materials, a member of the Board of Directors of Baosteel Metals, a subsidiary of Baosteel Group Co. Ltd., an iron and steel producer. Executive Chairman of SIAD Engineering (Hangzhou) Co. Ltd., the China subsidiary of SIAD Macchine Impianti S.p.A, a global supplier of compressors and air separation equipment, and a member of the Board of Directors of SIAD Macchine Impianti S.p.A. itself. As such, Mr. Hotard is obligated to present corporate opportunities relating to these businesses to each such company, respectively, prior to presenting such opportunities to us.

Mr. Jagodinski, who will be one of our directors, is also currently a member of the Board of Directors of Lindsay Corporation (NYSE:LNN), a global company focused on providing irrigation and infrastructure solutions, and a member of the Board of Directors of Phosphate Holdings, Inc., a major U.S. producer and marketer of DAP, the most common form of phosphate fertilizer, where he serves as Chairman of the Board. As such, Mr. Jagodinski is obligated to present corporate opportunities relating to these businesses to each such company, respectively, prior to presenting such opportunities to us.

Dr. Rutledge, who will be one of our directors, is the founder of Rutledge Capital, a private equity investment firm that invests in U.S. middle market manufacturing, distribution, and service companies, and serves as its Chairman. Dr. Rutledge is also Chief Investment Strategist for Safanad SA, an investment firm based in Geneva, Switzerland. As such, Dr. Rutledge is obligated to present corporate opportunities relating to these businesses to each such entity, respectively, prior to presenting such opportunities to us.

Mr. Kaufthal, who will be one of our directors, is Chairman of East Wind Advisors, a specialized investment banking firm serving companies in the media, education, consumer/retail and information industries. Mr. Kaufthal also serves on the board of directors of the following public companies: Cambrex Corporation (NYSE: CBM), a supplier to the pharmaceutical industries, Blyth, Inc. (NYSE: BTH), a multi level marketing company based in Greenwich, Connecticut and Tronox Limited (NYSE:TROX), a a fully integrated producer of titanium ore and titanium dioxide.

In addition, Messrs. Berra, Ivey and Srivisal are subject to agreements expiring July 2014, and Mr. Qureshi is subject to an agreement expiring August 2014, with Solutia Inc. that may restrict such officers from engaging in or contributing to any work or activity for a company that was competitive with Solutia at the time of their respective employments with Solutia. We do not believe these agreements will meaningfully impair our ability to find and consummate an initial business combination, as Solutia Inc. sells very specific products, and we currently believe that we will be able to find an acceptable target business without violating the terms of these agreements. Other than the foregoing, none of our officers or directors currently has fiduciary duties that may take priority over their duties to us.

We do not believe that any of the foregoing pre-existing fiduciary duties or contractual obligations will materially undermine our ability to consummate our initial business combination because the foregoing entities have specific industry focuses and even, within those industries, may have constraints on the size of acquisitions they would consider.

Each of Messrs. Quinn, Berra, Ivey, Qureshi, Srivisal, Heffernan, Hotard and Jagodinski were previously involved with Solutia Inc. and therefore know each other well. Messrs. Quinn and Kaufthal both currently serve on the board of directors of Tronox Limited. Although it may be beneficial to us that the members of our management team know each other and work together, these previous and/or existing relationships may influence the roles taken by our officers and directors with respect to us. For example, one of our directors or officers may be less likely to object to a course of action with respect to our activities because it may jeopardize his relationships in another enterprise. Therefore, such persons may not protect our interests as strenuously as would persons who had no previous relationship with each other.

Each of our officers and directors may become involved with subsequent blank check companies similar to our company, although pursuant to a letter agreement, they have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions). Prior to this offering, none of our executive officers, directors or promoters are or have been involved in any blank check offerings.

Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors and Executive Officers.”

•	Our sponsor, Quinpario Partners I, LLC, has committed to purchase 1,150,000 placement units at the price of $10.00 per unit, in a private placement that will occur simultaneously with the consummation of this offering, and may purchase up to an addition 225,000 extension units in the event we do not consummate our initial business combination within 16 months of this offering. Each of holders of the founder shares, placement shares and extension shares have agreed in letter agreements that such shares will be subject to lockup and will not sell or transfer such shares until the applicable forfeiture provisions no longer apply. Our initial stockholders and our initial holder have each agreed to waive their respective redemption rights with respect to the founder shares, placement shares and extension shares (i) in connection with the consummation of our initial business combination, (ii) if we fail to consummate our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 16 month (or extended) period. To the extent our initial stockholders transfer any of these securities to certain permitted transferees, such permitted transferees will agree, as a condition to such transfer, to waive these same redemption rights. If we do not complete our initial business combination within such 16 month (or extended) time period, the proceeds of the sale of the placement units will be used to fund the redemption of our public shares. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement shares, extension shares, if any, or warrants, which will expire worthless. With certain limited exceptions (as described in more detail below under “Principal Stockholders — Transfers of Founder Shares, Placement Units and Extension Units (including securities contained therein) ”), the founder shares, placement units, extension units and their underlying securities will not be transferable, assignable or salable (i) in the case of the founder shares, until the date (x) with respect to 20% of such shares, upon consummation of our initial business combination, (y) with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (z) with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (xx) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and (yy) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a business combination, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the company is the surviving entity, and (ii) in the case of the placement units and extension units and the component securities therein, by our sponsor until 30 days after the consummation of our initial business combination.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our initial stockholders, officers or directors. Additionally, we are not prohibited from partnering, submitting joint bids, or entering into any similar transaction with our initial stockholders, or an affiliate of our initial stockholders, in the pursuit of an initial business combination. In the event we seek to complete an initial business combination with such a company or we partner with our initial stockholders or an affiliate of our initial stockholders in our pursuit of an initial business combination, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA that such an initial business combination is fair to our stockholders from a financial point of view. Furthermore, in no event will our initial stockholders or any of our existing officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public stockholders for a vote, each of our initial stockholders has agreed to vote its founder shares, placement shares and any public shares held by them in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors that beneficially owns shares of our common stock; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to the Offering		After the Offering(2)(3)
Name and Address of Beneficial Owners(1)	Amount and nature of beneficial ownership	Percentage of outstanding common stock	Amount and nature of beneficial ownership	Percentage of outstanding common stock
Quinpario Partners I, LLC(4)	5,739,333	92.4%	6,064,333	28.2%
Jeffry N. Quinn(4)	5,739,333	92.4%	6,064,333	28.2%
Paul J. Berra III(5)	—	—	—	—
A. Craig Ivey(6)	—	—	—	—
Nadim Z. Qureshi(7)	—	—	—	—
D. John Srivisal	—	—	—	—
James P. Heffernan(8)	53,800	—*	53,800	—*
Edgar G. Hotard(8)(9)	53,800	—*	53,800	—*
Walter Thomas Jagodinski(8)(10)	53,800	—*	53,800	—*
Dr. John Rutledge(8)(11)	53,800	—*	53,800	—*
Ilan Kaufthal(8)(12)	53,800	—*	53,800	—*
All directors and officers as a group (10 persons)	6,008,333	96.8%	6,333,333	29.4%

*	Less than 1 percent.

1	Unless otherwise noted, the business address of each of the persons and entities listed above is 12935 N. Forty Drive, Suite 201, St. Louis, Missouri 63141.

2	Includes 6,008,333 founder shares and includes the sale of 1,150,000 placement units subject to subscription agreements in a private placement to be completed simultaneously with this offering.

3	Assumes the underwriters’ overallotment option has not been exercised and as a result, an aggregate of 750,000 founder shares have been forfeited by our sponsor, and assumes no purchase of the extension units and the consequent forfeiture of 75,000 founder shares by our sponsor.

4	This amount includes 73,340 shares indirectly owned by Jeffry N. Quinn Family Trust uad 8/10/2012 through its membership interest in the sponsor, consisting of 20,000 placement shares and 53,340 founder shares. Jeffry N. Quinn maintains control over the securities in the Jeffry N. Quinn Family Trust uad 8/10/2012. Jeffry N. Quinn Family Trust uad 8/10/2012 has an address of 12935 N. Forty Drive, Suite 201, St. Louis, MO 63141.

Quinpario Partners LLC is the managing member of Quinpario Partners I, LLC. Jeffry N. Quinn, our Chairman, Chief Executive Officer and President, is the sole managing member of Quinpario Partners LLC. Consequently, Mr. Quinn may be deemed the beneficial owner of the founder shares and placement units held by our sponsor and has sole voting and dispositive control over such securities. Mr. Quinn disclaims beneficial ownership over any securities owned by our sponsor in which he does not have any pecuniary interest.

5	Does not include 36,670 shares indirectly owned by Mr. Berra, through his membership interest in the sponsor, consisting of 10,000 placement shares and 26,670 founder shares. Mr. Berra does not have voting or dispositive control over such securities.

6	Does not include 36,670 shares indirectly owned by Mr. Ivey, through his membership interest in the sponsor, consisting of 10,000 placement shares and 26,670 founder shares. Mr. Ivey does not have voting or dispositive control over such securities.

7	Does not include 64,173 shares indirectly owned by Mr. Qureshi, through his membership interest in the sponsor, consisting of 17,500 placement shares and 46,673 founder shares. Mr. Qureshi does not have voting or dispositive control over such securities.

8	Commenced service as director upon the effective date of this offering.

9	Does not include 84,341 shares indirectly owned by Hotard Family Interests, Ltd. through its membership interest in the sponsor, consisting of 23,000 placement shares and 61,341 founder shares. Mr. Hotard does not have voting or dispositive control over such securities. Hotard Family Interests, Ltd. is controlled by Mr. Hotard, who has voting and dispositive power over its securities (other than as set forth in this footnote). Hotard Family Interests, Ltd. has an address of PO Box 632266, Littleton, CO 80163.

10	Does not include 91,675 shares indirectly owned by Mr. Jagodinski, through his membership interest in the sponsor, consisting of 25,000 placement shares and 66,675 founder shares. Mr. Jagodinski does not have voting or dispositive control over such securities.

11	Does not include 36,670 shares indirectly owned by Dr. Rutledge through his membership interest in the sponsor, consisting of 10,000 placement shares and 26,670 founder shares. Dr. Rutledge does not have voting or dispositive control over such securities.

12	Does not include 91,675 shares indirectly owned by Mr. Kaufthal through his membership interest in the sponsor, consisting of 25,000 placement shares and 66,675 founder shares. Mr. Kaufthal does not have voting or dispositive control over such securities.

Immediately after this offering (assuming no exercise of the underwriters’ overallotment option), our initial stockholders and initial holder will beneficially own shares equal to 30.3% of the then issued and outstanding shares of our common stock (which includes 1,150,000 placement shares). In addition, they may purchase up to 225,000 extension units. Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise the overallotment option, up to an aggregate of 750,000 founder shares will be forfeited by our sponsor, and up to 75,000 founder shares will be forfeited by our sponsor in the event that the extension units are not purchased. Our sponsor will be required to forfeit only a number of founder shares necessary to maintain our initial stockholders’ collective ownership of founder shares at 25.0% of our issued and outstanding shares of common stock, in each case, after giving effect to the offering and the exercise, if any, of the underwriters’ overallotment option and the purchase of the extension units.

Our sponsor, Quinpario Partners I, LLC, has committed to purchase 1,150,000 placement units at the price of $10.00 per unit, for an aggregate purchase price of $11.5 million, in a private placement that will occur simultaneously with the consummation of this offering. Each placement warrant contained in a placement unit entitles the holder to purchase one share of our common stock at $12.00 per share. The purchase price of the placement units will be added to the proceeds from this offering to be held in the trust account pending our consummation of our initial business combination. If we do not complete our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), the proceeds of the sale of the placement units will be used to fund the redemption of our public shares. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement shares, extension shares, if any, or warrants, which will expire worthless. The placement units are subject to the transfer restrictions described below under “Principal Stockholders — Transfers of

Founders Shares, Placement Units and Extension Units (including securities contained therein)”). The placement warrants will not be redeemable by us so long as they are held by the initial holder or its permitted transferees. If the placement warrants are held by holders other than its initial holder, the placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The placement warrants may also be exercised by the initial holder or its permitted transferees on a cashless basis. Otherwise, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. After giving effect to the private placement of founder shares and placement units, consisting of placement shares, our initial stockholders and initial holder will own 30.3% of the outstanding common stock following the offering and 29.7% if the underwriters’ overallotment option is exercised (assuming that our initial stockholders do not purchase any public shares in the offering or the public market and that up to 75,000 founder shares are forfeited due to non-purchase of extension units).

In addition, if we anticipate that we may not be able to consummate our initial business combination within 16 months, we may extend the period of time to consummate a business combination twice, each by an additional four months, for an aggregate of eight additional months. In order to extend the time available for us to consummate our initial business combination, our sponsor, or its affiliates or designees, would deposit an aggregate of $1.125 million (or approximately $0.075 per public share, or $0.065 per public share if the overallotment is exercised in full) for each four month extension into the trust account prior to the applicable deadline. In return, they would receive 112,500 extension units ($10.00 per unit), on the same terms as in the private placement that will occur simultaneously with the consummation of this offering. An aggregate of 225,000 extension units could be issued in connection with the two extensions. The up to 225,000 extension warrants will be subject to the same transfer and other restrictions as the placement units described above.

Our sponsor and executive officers are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founders Shares, Placement Units and Extension Units (including securities contained therein)

The founder shares, placement units, extension units (if applicable) and securities contained therein, that are owned by our initial stockholders and initial holder are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements with us and our initial stockholders and our initial holder (with respect to founder shares, placement units and extension units and the securities contained therein). Those lockup provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, until the date (x) with respect to 20% of such shares, upon consummation of our initial business combination, (y) with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (z) with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (xx) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and (yy) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a business combination, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the company is the surviving entity, and (ii) in the case of the placement units or extension units (if applicable), including the component securities therein, until 30 days after the consummation of our initial business combination, except in each case (a) to the officers or directors or other initial stockholders, any affiliates or family members of any of the officers or directors or other initial stockholders, any members of our sponsor, or partners, affiliates or employees of the members of our sponsor, (b) by gift to a member of our sponsor, partners, affiliates or employees of the members of our sponsor, one of our initial stockholders, an immediate family member of one of the members of our sponsor, to a trust, the beneficiary of which is a family member of a member of our sponsor or partners, affiliates or employees of the members of our sponsor or one of our initial stockholders, or to a charitable organization, (c) by virtue of laws of descent and distribution upon death of an officer or director or one of our initial stockholders, (d) pursuant to a qualified domestic relations order, (e) by private sales at prices no greater than the price at which the securities were originally purchased, (f) in the event of our liquidation prior to our consummation of our initial business combination, (g) by virtue of the laws of Delaware or our sponsor’s limited liability company agreement upon dissolution of our sponsor, or (h) in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Registration Rights

The holders of the founder shares, placement units, extension units (including securities contained therein) and warrants that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our initial stockholders currently own 6,208,333 founder shares. If the underwriters determine the size of the offering should be increased, a stock dividend would be effectuated in order to maintain the ownership represented by the founder shares at the same percentage, as was the case before the stock dividend. On July 24th, 2013, our sponsor transferred an aggregate of 269,000 of these founder shares to James P. Heffernan, Walter Thomas Jagodinski, Edgar G. Hotard, Dr. John Rutledge and Ilan Kaufthal, our independent directors, as well as 200,000 founder shares to employees of an affiliate of our sponsor, Quinpario Partners LLC. These 469,000 founder shares will not be subject to the forfeitures described below, which will only affect the remaining 5,739,333 founder shares held by our sponsor.

If the underwriters do not exercise all or a portion of their overallotment option, our sponsor has agreed, pursuant to a written agreement with us, that it will forfeit up to an aggregate of 750,000 founder shares in proportion to the portion of the underwriters’ overallotment option that was not exercised. In addition, it will forfeit up to 75,000 founder shares in the event that the extension units are not purchased.

Our sponsor has committed to purchase 1,150,000 placement units, at the price of $10.00 per unit for an aggregate purchase price of $11.5 million, in a private placement that will occur simultaneously with the consummation of this offering. All of the proceeds received from the sale of the placement units will be financed from available funds. All of the proceeds from the purchase price of the placement units will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business combination. The placement warrants will be identical to the warrants sold in this offering, except that if held by the initial holder or its permitted assigns, they (a) may be exercised for cash or on a cashless basis; and (b) are not subject to being called for redemption. The placement units and the component securities contained therein will be subject to lockup (i.e. not transferable, assignable or saleable) until 30 days after the consummation of our initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, the portion of the $11,500,000 purchase price of the placement units placed in the trust account will be included as a part of the liquidation amount payable to our public stockholders. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement shares, extension shares, if any, or warrants, which will expire worthless. Including the private placement of founder shares and placement units, our initial stockholders will own 30.3% of the outstanding common stock following offering and 29.7% if the underwriters’ overallotment option is exercised (assuming that our initial stockholders do not purchase any shares in the offering or the public market and that up to 75,000 founder shares are forfeited due to non-purchase of extension units).

In addition, if we anticipate that we may not be able to consummate our initial business combination within 16 months, we may extend the period of time to consummate a business combination twice, each by an additional four months, for an aggregate of eight additional months. In order to extend the time available for us to consummate our initial business combination, our sponsor, or its affiliates or designees, would deposit an aggregate of $1.125 million (or approximately $0.075 per public share, or $0.065 per public share if the overallotment is exercised in full) for each four month extension into the trust account prior to the applicable deadline. In return, they would receive 112,500 extension units ($10.00 per unit), on the same terms as in the private placement that will occur simultaneously with the consummation of this offering. An aggregate of 225,000 extension units could be issued in connection with the two extensions. Neither our sponsor, nor any of its affiliates or designees, is obligated to purchase such units in order to allow us to extend the time for us to complete our initial business combination.

The placement units and extension units will be sold in a private placement pursuant to Section 4(2) or Regulation D of the Securities Act and will be exempt from registration requirements under the federal securities laws. As such, the holders of the placement warrants and extension warrants included in the placement units will be able to exercise such placement warrants and extension warrants even if, at the time of exercise, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of such warrants is not available. Our placement units and extension units and the underlying securities will become freely tradable only after they are registered.

An affiliate of our sponsor, Quinpario Partners LLC, has agreed, from the date that our securities are first listed on Nasdaq through the earlier of our consummation of our initial business combination or our liquidation, to make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Quinpario Partners LLC $10,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide compensation. Our Chairman, President and Chief Executive Officer, Jeffry N. Quinn, is the managing member of Quinpario Partners LLC, and all of our executive officers are partners of Quinpario Partners LLC. We believe, based on rents and fees for similar services in the St. Louis area, that the fee charged by Quinpario Partners LLC is at least as favorable as we could have obtained from an unaffiliated person.

Other than the $10,000 per-month administrative fee paid to an affiliate of our sponsor, and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our initial stockholders, officers or directors, or to any of their respective affiliates, prior to or with respect to our initial business combination (regardless of the type of transaction that it is). Our independent directors will approve all payments in excess of $5,000 to be made to our initial stockholders, officers, directors or our or their affiliates.

As of the date of this prospectus, an affiliate of our sponsor, Quinpario Partners LLC, has loaned to us a total of $232,139 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2013 or the consummation of this offering. The loan will be repaid upon the consummation of this offering out of the proceeds of this offering. We may draw down up to a total of $250,000 in connection with expenses related to this offering on the same terms.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than interest on such proceeds. Up to $750,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. These warrants would be identical to the placement warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We have entered into a registration rights agreement with respect to the founder shares, placement shares and placement warrants, which is described under the heading “Principal Stockholders — Registration Rights.”

DESCRIPTION OF SECURITIES

Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 43,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. We anticipate that the common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless C&Co/PrinceRidge, acting as representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the overallotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters’ overallotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ overallotment option.

Common Stock

As of the date of this prospectus, there were 6,208,333 shares of our common stock outstanding, all of which were held of record by our initial stockholders. This includes an aggregate of 750,000 shares of common stock which will be forfeited by our sponsor to the extent that the underwriters’ overallotment option is not exercised in full, and up to 75,000 shares of common stock which will be forfeited by our sponsor in the event the extension units are not purchased, so that our initial stockholders will own founder shares equal to 25.0% of our issued and outstanding shares after this offering. Our sponsor has committed to purchase 1,150,0000 placement shares contained in the placement units in a private placement that will occur simultaneously with the consummation of this offering (and our initial stockholders and initial holder will hold an aggregate of 30.3% of the issued and outstanding common stock following the offering and the expiration of the underwriters’ overallotment option.) Acting as managing member of Quinpario Partners LLC an affiliate of certain of our officers and directors, and the managing member of our sponsor, Jeffry N. Quinn has sole voting and dispositive control of the shares of our common stock held by our sponsor. Upon consummation of this offering 21,533,333 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ overallotment option and no purchase of extension units). We may issue to our sponsor or its affiliates or designees up to 225,000 extension shares contained in the extension units, in the event we are unable to consummate our initial business combination within 16 months from the consummation of this offering, as more fully discussed in this prospectus.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation authorizes the issuance of up to 43,000,000 shares of common stock, if we were to enter into an initial business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the initial business combination.

We do not currently intend to hold an annual meeting of stockholders until after we consummate our initial business combination, and thus may not be in compliance with Section 211(b) of the DGCL. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide all stockholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. The amount in the trust account is initially anticipated to be approximately $10.35 per public share, or approximately $10.26 per public share if the underwriters’ overallotment option is exercised in full. Each of our initial stockholders have agreed to waive its redemption rights with respect to the founder shares and placement shares, (i) in connection with the consummation of our initial business combination, (ii) if we fail to consummate our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 16 month (or extended) period. To the extent our initial stockholders transfer any of these securities to our officers and directors, our officers and directors will agree, as a condition to such transfer, to waive these same redemption rights. Also, our sponsor has committed to purchase 1,150,000 placement units, at the price of $10.00 per unit, in a private placement that will occur simultaneously with the consummation of this offering, and may purchase up to 225,000 extension units on the same terms as the placement units in the event we are unable to consummate our initial business combination within 16 months. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed, and our officers and directors, as applicable, will agree, to vote their respective founder shares, placement shares and any public shares held by them in favor of our initial business combination. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law or Nasdaq, if a stockholder vote is not required by law or Nasdaq and we do not decide to hold a stockholder vote for business or other reasons, we shall, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to consummating our initial business combination. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, the participation of our initial stockholders, officers, directors, or their respective affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such stockholder meeting, if required, at which a vote shall be taken to approve our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under

Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to an aggregate of 20.0% or more of the shares sold in this offering.

If we seek stockholder approval in connection with our initial business combination, our initial stockholders and each of our officers and directors have agreed to vote any founder shares and any placement shares held by them and any public shares held by them in favor of our initial business combination. Assuming our initial business combination is approved, to the extent provided in this prospectus, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction, for cash equal to a pro rata share of the aggregate amount then on deposit in the trust account, including interest but less interest withdrawn for working capital purposes, to pay taxes or dissolution costs and excluding the deferred underwriting discount.

Pursuant to our amended and restated certificate of incorporation, if we are unable to consummate a business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of such interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Each of our initial stockholders and initial holder has agreed to waive its redemption rights with respect to the founder shares and placement shares and extension shares contained within the placement units and extension units (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 16 month (or extended) period. However, if our initial stockholders or any of our officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.

In the event of a liquidation, dissolution or winding up of the company after our initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our common stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of such interest released to be used for working capital purposes).

Founder Shares, Placement Shares and Extension Shares

The founder shares, placement shares and extension shares are each identical to the shares of common stock included in the units being sold in this offering, and holders of founder shares or placement shares or extension shares, as applicable, have the same stockholder rights as public stockholders, except that (i) the founder shares and placement shares and extension shares are subject to certain transfer restrictions, as described in more detail above under “Principal Stockholders — Transfers of Founders Shares, Placement Units and Extension Units (including securities contained therein)”), and (ii) each of our initial stockholders and initial holder has agreed to waive its redemption rights with respect to their founder shares and placement shares and extension shares, (A) in connection with the consummation of a business combination, (B) if we fail to consummate our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), (C) in connection with an expired or unwithdrawn tender offer, and (D) upon our liquidation prior to the expiration of the 16 month (or extended) period. To the extent our initial stockholders transfer any of these securities to our officers and directors, our officers and directors will agree, as a condition to such transfer, to waive these same redemption rights. If we submit our initial business combination to our public stockholders for a vote, each of our initial stockholders have agreed, and our officers and directors, will each agree, to vote their respective founder shares, placement shares and any public shares held by them in favor of our initial business combination.

With certain limited exceptions as described in more detail above under “Principal Stockholders — Transfers of Founders Shares, Placement Units and Extension Units (including securities contained therein)”), the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our initial stockholders, each of whom will be subject to the same transfer restrictions) until the date (i) with respect to 20% of such shares, upon consummation of our initial business combination, (ii) with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iii) with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iv) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and (v) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a business combination, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the company is the surviving entity.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering. However, if issued prior to our initial business combination, none of the shares of our preferred stock will have any right to amounts held in the trust account.

Warrants

Public Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $12.00 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the consummation of this offering or 30 days after the consummation of our initial business combination. The warrants will expire five years after the consummation of our initial business combination, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt therefrom under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus is a part, or a new registration statement, for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and we will use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares of common stock issuable upon exercise of the warrants, to the extent an exemption therefrom is not available. We will use our best efforts to cause the post-effective amendment or new registration statement the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. In addition, we agree to use our best efforts to register the shares of common stock issuable upon exercise of a warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants has not been declared effective by the 60th business day following the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933. If cashless exercise is permitted, each holder of our warrants exercising on a cashless basis would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing: (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the warrant exercise price and the “fair market value” by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or our securities broker or intermediary.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period” to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock (or the closing bid price of our common stock in the event shares of our common stock are not traded on any specific day) equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $12.00 warrant exercise price after the redemption notice is issued.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to consummate our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

If, at any time while the warrants are outstanding, we effect (a) a merger with another company, in which our stockholders immediately prior to such transaction own less than a majority of the outstanding stock of the surviving entity, (b) any sale of all or substantially all of our assets in one or a series of related transactions, (c) a tender offer or exchange offer approved or authorized by our board is completed pursuant to which holders of at least a majority of our outstanding shares of common stock tender or exchange their shares for other securities, cash or property, or (d) a reclassification of our shares or any compulsory share exchange pursuant to which shares of our common stock are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of our common stock), the holders of the warrants will thereafter have the right to receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property receivable upon such event, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction, is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Placement Warrants and Extension Warrants

Our sponsor has committed to purchase 1,150,000 placement warrants which are included in the placement units to be purchased at a price of $10.00 per unit for an aggregate purchase price of $11,500,000, in a private placement that will occur simultaneously with the consummation of this offering. In addition, our sponsor or its affiliates or designees may purchase up to an additional 225,000 extension warrants as part of the extension units in the event we extend this offering past 16 months, on the same terms as the placement warrants. The placement warrants and extension warrants (if any) will be identical to the warrants sold in this offering, except that, if held by our sponsor or their permitted assigns, they (a) may be exercised for cash or on a cashless basis; and (b) are not subject to being called for redemption. A portion of the proceeds from the sale of the placement warrants and all the proceeds from the sale of extension warrants (if any) will be held in our trust account for the benefit of our public stockholders. If we do not complete one or more business combinations as described in this prospectus, the placement warrants and extension warrants will become worthless.

The placement warrants and extension warrants (if any) will be sold in a private placement pursuant to Regulation D of the Securities Act and will be exempt from registration requirements under the federal securities laws. However, the holders of these placement warrants and extension warrants have agreed or will agree that they will not exercise them if, at the time of exercise, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of the public warrants is not available, unless, at that time, the public warrants are exercisable on a cashless basis.

The placement warrants and extension warrants will become worthless if we do not consummate our initial business combination. The personal and financial interests of holders of the placement warrants and extension warrants may influence their motivation in identifying and selecting a target business and completing our initial business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in an amount such that our initial stockholders’ ownership of founder shares is maintained at 25.0% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Amendments to our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our business combination. These provisions cannot be amended without the approval of holders owning a majority of the issued and outstanding shares of our common stock; provided, however, that if the effect of any proposed amendment, if adopted, would be either to (i) reduce the amount in the trust account available to redeeming stockholders to less than $10.35 per share ($10.26 if the underwriters’ overallotment option is exercised in full), or (ii) delay the date on which a public stockholder could otherwise redeem shares for such per share amount in the trust account, we will provide a right for dissenting public shareholders to redeem public shares if such an amendment is approved. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	if we are unable to consummate our initial business combination within 16 months from the consummation of this offering (or up to 24 months in case of extensions), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of such interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In order to extend the time available for us to consummate our initial business combination, our sponsor, or its affiliates or designees, would deposit an aggregate of $1.125 million (or approximately $0.075 per public share, or $0.065 per public share if the overallotment is exercised in full) for each four month extension into the trust account prior to the applicable deadline. In return, they would receive 112,500 extension units ($10.00 per unit), on the same terms as in the private placement that will occur simultaneously with the consummation of this offering. An aggregate of 225,000 extension units could be issued in connection with the two extensions;

•	after the consummation of this offering and prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•	although we do not currently intend to enter into a business combination with a target business that is affiliated with our initial stockholders, our directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business combination is fair to our stockholders from a financial point of view;

•	if a stockholder vote on our initial business combination is not required by law or Nasdaq and we do not decide to hold a stockholder vote for business or other reasons, we shall offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to consummating our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; and

•	we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. This notwithstanding, if the effect of any proposed amendment, if adopted, would be either to (i) reduce the amount in the trust account available to redeeming stockholders to less than $10.35 per share ($10.26 if the underwriters’ overallotment option is exercised in full), or (ii) delay the date on which a public stockholder could otherwise redeem shares for such per share amount in the trust account, we will provide a right for dissenting public shareholders to redeem public shares if such an amendment is approved.

Certain Anti-Takeover Provisions of Delaware Law

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon consummation of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

•	A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ overallotment option and no purchase of extension units) we will have 21,533,333 shares of common stock outstanding (including 1,150,000 placement shares). Of these shares, the 15,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,383,333 founder shares, all 1,150,000 placement units and any of up to 225,000 extension units (including component securities contained therein) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. However, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. Rule 144 does include an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders and initial holder will be able to sell its founder shares, placement shares, placement warrants, extension shares and extension warrants, as and if applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination. However, if they remain one of our affiliates, they will only be permitted to sell a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding, which will equal 215,333 shares immediately after this offering (or 245,333 if the underwriters exercise their overallotment option); or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 would also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Registration Rights

The holders of the founder shares, placement shares and placement warrants, extension shares and extension warrants and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the placement warrant and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. We will bear the costs and expenses of filing any such registration statements.

Listing of Securities

Our units have been approved for listing on Nasdaq under the symbol “QPACU”, and our common stock and warrants will be listed on Nasdaq under the symbols “QPAC” and “QPACW”, respectively. Following the date the shares of our common stock and warrants are eligible to trade separately, we anticipate that the shares of our common stock and warrants will be listed separately and as a unit on Nasdaq.

UNDERWRITING

In accordance with the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to the underwriters named below, for which C&Co/PrinceRidge is acting as representative and sole book-running manager, and the underwriters have severally, and not jointly, agreed to purchase, on a firm commitment basis, the number of units offered in this offering set forth opposite their respective names below.

Underwriter	Number of Units
C&Co/PrinceRidge LLC	8,756,667
Cantor Fitzgerald & Co.	3,150,000
JVB Financial Group, LLC	1,893,333
Drexel Hamilton, LLC	900,000
Ladenburg Thalmann & Co. Inc.	300,000
Total	15,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The underwriting agreement provides that the obligation of the underwriter to purchase all of the 15,000,000 units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets, the purchase by our initial holder of an aggregate of 1,150,000 units at a purchase price of $10.00 per unit in a private placement occurring simultaneously with the consummation of this offering, and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriter will purchase all of the 15,000,000 units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

We have granted the underwriter a 45-day option to purchase up to 2,250,000 additional units at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

The underwriter may deliver prospectuses via e-mail both as a PDF document and by a link to the Securities and Exchange Commission’s website and websites hosted by the underwriter and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriter may agree to allocate a number of units to selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the underwriter to selling group members that may make Internet distributions on the same basis as other allocations.

Pricing of Securities

We have been advised by the underwriter that it proposes to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. The underwriter may allow some dealers concessions not in excess of $.18 per unit and the dealers may re-allow a concession not in excess of $.18 per unit to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

Before this offering, there has been no market for our securities. The initial public offering price of the units and terms of the warrants were determined by negotiation between us and the underwriter and will not necessarily reflect the market price of our securities following the offering. The principal factors that were considered in determining the terms and prices of such securities were:

•	the information presented in this prospectus and otherwise available to the underwriter;

•	the history of and prospects of other companies whose principal business is the acquisition of other companies;

•	prior offerings of those other companies;

•	the ability of our management and their experience in identifying operating companies;

•	our prospects for acquiring an operating business at attractive values;

•	the present state of our development and our current financial condition and capital structure;

•	the recent market prices of, and the demand for, publicly traded securities of generally comparable companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

The factors described above were not assigned any particular weight. Rather, these factors were considered as a totality in our negotiation with the underwriter over our initial public offering price. We offer no assurances that the initial public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, common stock or warrants will develop and continue after the offering.

Over-allotment and Stabilizing Transactions

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriter may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriter may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriter creates a short position during the offering, the underwriter may engage in syndicate covering transactions by purchasing our securities in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The underwriter may reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

Neither we nor the underwriter make any representation or prediction as to the effect the transactions described above may have on the prices of our securities or if any such transactions will take place. These transactions may occur on the NASDAQ Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriter’s cessation of selling efforts and stabilization activities, provided, however, in the event the underwriter were to exercise its over-allotment option to purchase securities in excess of their actual syndicate short position, the distribution will not be deemed to have been completed until all of the securities have been sold.

Commissions and Discounts

Fees	Fee per Unit	Without Exercise of the Over-allotment Option	With Exercise of Over-allotment Option
Public offering price	$10.00	$150,000,000	$172,500,000
Deferred underwriting discount(2)	$0.30	$4,500,000	$5,175,000
Proceeds before expenses	$9.40	$141,000,000	$162,150,000

(1)	Based on the underwriter’s discount equal to 3.0% of the gross proceeds from the sale of units offered to the public.

(2)	Based on the deferred underwriting discount payable to C&Co/PrinceRidge LLC and Cantor Fitzgerald & Co. equal to 3.0% of the gross proceeds from the sale of the units offered to the public that will become payable from the amounts held in the trust account solely in the event we consummate our initial business combination.

Other Services

We provided C&Co/PrinceRidge with an advance of $25,000 for its anticipated out-of-pocket accountable expenses. C&Co/PrinceRidge will reimburse us with any remaining portion of the advance to the extent such monies were not used for out-of-pocket accountable expenses actually incurred if this offering is not completed. If this offering is completed, C&Co/PrinceRidge will reimburse us for such advance on the closing date of this offering. We will not reimburse C&Co/PrinceRidge for any out-of-pocket accountable expenses in excess of an aggregate of $100,000, including the $25,000 advance.

We have granted C&Co/PrinceRidge a right of first refusal to act as lead underwriter or as a co-manager with at least 25% of the economics for any and all public and private equity and debt offerings by us or our successors, for a period of eighteen (18) months following the initial business combination, so long as the proposed compensation to be received by C&Co/PrinceRidge does not exceed customary market terms for equivalent issuers offered by other reputable investment banks.

Except as set forth above, we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so. However, the underwriter may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

Pursuant to the terms of the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from the registration statement and liabilities arising from breach of the underwriting agreement or the breach of our representations, warranties and covenants contained in the underwriting agreement. We are also obligated to pay for the defense of any claims against the underwriter. If we are unable to provide this indemnification, we will contribute to payments the underwriter may be required to make with respect to these liabilities. Our obligations under this section of the underwriting agreement continue after the closing of our initial public offering.

Listing of our Securities

Our units have been approved for listing on the NASDAQ Capital Market under the symbol “QPACU” Upon separate trading of the securities comprising the units, the common stock and the warrants are expected to be listed on the NASDAQ Capital Market under the symbols “QPAC” and “QPACW,” respectively.

Following the date that the shares of our common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to separate a unit and trade the common stock or warrants separately or as a unit.

SELLING RESTRICTIONS

Sales of Our Securities in Canada

The units sold in this offering have not been and will not be qualified for distribution under applicable Canadian securities laws. Units may be offered to residents of Canada pursuant to exemptions from the prospectus requirements of such laws.

Foreign Regulatory Restrictions on Purchase of the Common Stock

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the common stock or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the common stock may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriter may, subject to the applicable foreign laws, also offer the common stock to certain institutions or accredited persons in the countries listed under the heading “— Notices to Non-United Stated Investors.”

Notices to Non-United States Investors

British Virgin Islands. This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

Australia. If this document is issued or distributed in Australia it is issued or distributed to “wholesale clients” only, not to “retail clients”. For the purposes of this paragraph, the terms “wholesale client” and “retail client” have the meanings given in section 761 of the Australian Corporations Act 2001 (Cth). This document is not a disclosure document under the Australian Corporations Act, has not been lodged with the Australian Securities & Investments Commission and does not purport to include the information required of a disclosure document under the Australian Corporations Act. Accordingly, (i) the offer of securities under this document is only made to persons to whom it is lawful to offer such securities under one or more exemptions set out in the Australian Corporations Act, (ii) this document is only made available in Australia to those persons referred to in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as referred to in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this document.

China. THIS PROSPECTUS HAS NOT BEEN AND WILL NOT BE CIRCULATED OR DISTRIBUTED IN THE PRC, AND THE SECURITIES OFFERED HEREIN MAY NOT BE OFFERED OR SOLD, AND WILL NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC.

United Arab Emirates. The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC’’).

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered

Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Dubai. The issuer is not licensed by the Dubai Financial Services Authority (“DFSA”) to provide financial services in the Dubai International Financial Centre (“DIFC”). The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the DFSA, a regulatory of the DIFC.

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Israel. The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy. The offering of the securities has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB), in accordance with Italian securities legislation. Accordingly, the securities may not be offered or sold, and copies of this offering document or any other document relating to the securities may not be distributed in Italy except to Qualified Investors, as defined in Article 34- ter, subsection 1, paragraph b) of CONSOB Regulation no. 11971 of May 14, 1999, as amended (the Issuers’ Regulation), or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree no. 58 of February 24, 1998 (the Consolidated Financial Act) or Issuers’ Regulation applies, including those provided for under Article 100 of the Finance Law and Article 34- ter of the Issuers’ Regulation, and provided, however, that any such offer or sale of the securities or distribution of copies of this offering document or any other document relating to the securities in Italy must (i) be made in accordance with all applicable Italian laws and regulations, (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB may impose upon the offer or sale of the securities, and (iii) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of Legislative Decree no. 385 of September 1, 1993, to the extent duly authorized to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorised to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Act, in each case acting in compliance with all applicable laws and regulations.

Pakistan. The investors / subscribers in Pakistan will be responsible for ensuring their eligibility to invest under the applicable laws of Pakistan and to obtain any regulatory consents if required for such purpose.

Saudi Arabia. NO OFFERING OF SECURITIES IS BEING MADE IN THE KINGDOM OF SAUDI ARABIA, AND NO AGREEMENT RELATING TO THE SALE OF THE SECURITIES WILL BE CONCLUDED IN SAUDI ARABIA. THIS DOCUMENT IS PROVIDED AT THE REQUEST OF THE RECIPIENT AND IS BEING FORWARDED TO THE ADDRESS SPECIFIED BY THE RECIPIENT. NEITHER THE AGENT NOR THE OFFERING HAVE BEEN LICENSED BY THE SAUDI’S SECURITIES AND EXCHANGE COMMISSION OR ARE OTHERWISE REGULATED BY THE LAWS OF THE KINGDOM OF SAUDI ARABIA.

THEREFORE, NO SERVICES RELATING TO THE OFFERING, INCLUDING THE RECEIPT OF APPLICATIONS AND/OR THE ALLOTMENT OF THE SECURITIES, MAY BE RENDERED WITHIN THE KINGDOM BY THE AGENT OR PERSONS REPRESENTING THE OFFERING.

Switzerland. This document does not constitute a prospectus within the meaning of Article 652a of the Swiss Code of Obligations. The securities of Quinpario Acquisition Corp. may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the securities may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the securities of Quinpario Acquisition Corporation in Switzerland.

United Kingdom. The content of this prospectus has not been issued or approved by an authorised person within the meaning of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”). Reliance on this prospectus for the purpose of engaging in any investment activity may expose an Investor to a significant risk of losing all of the property or other assets invested. This prospectus does not constitute a Prospectus within the meaning of the FSMA and is issued in reliance upon one or more of the exemptions from the need to issue such a prospectus contained in section 86 of the FSMA.

Japan. The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and no securities will be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

European Economic Area. In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive. For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriter, is authorized to make any further offer of the units on behalf of us or the underwriter.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, Loeb & Loeb LLP is acting as counsel to the underwriters.

EXPERTS

The financial statements of Quinpario Acquisition Corp. (a development stage company) as of June 4, 2013, and for the period from May 31, 2013 (inception) through June 4, 2013, have been included herein in reliance upon the report of Rothstein Kass, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Rothstein Kass as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C.

QUINPARIO ACQUISITION CORP.
(a development stage company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
Quinpario Acquisition Corp.

We have audited the accompanying balance sheet of Quinpario Acquisition Corp. (a development stage company) (the “Company”) as of June 4, 2013, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from May 31, 2013 (inception) to June 4, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quinpario Acquisition Corp. (a development stage company) as of June 4, 2013, and the results of its operations and its cash flows for the period from May 31, 2013 (inception) to June 4, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein Kass

New York, New York
June 18, 2013

QUINPARIO ACQUISITION CORP.
(a development stage company)

BALANCE SHEET
June 4, 2013

ASSETS
Current assets:
Cash	$25,000
Non-current assets:
Deferred offering costs	62,500
Total assets	$87,500
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued offering costs	$25,000
Due to affiliate	51,379
Total liabilities	76,379

Stockholder’s equity
Preferred stock, $.0001 par value, 1,000,000 shares authorized: none issued and outstanding	—
Common stock, $.0001 par value, 43,000,000 shares authorized; 6,208,333 shares issued and outstanding	621
Additional paid-in capital	24,379
Deficit accumulated during the development stage	(13,879)
Total stockholder’s equity	11,121
Total liabilities and stockholder’s equity	$87,500

See accompanying notes to financial statements.

QUINPARIO ACQUISITION CORP.
(a development stage company)

STATEMENT OF OPERATIONS
For the Period from May 31, 2013 (inception) to June 4, 2013

Formation, general & administrative costs	$13,879
Net loss attributable to common shares	(13,879)

Weighted average number of common shares outstanding — basic and diluted	6,208,333
Net loss per common share — basic and diluted	$(0.00)

See accompanying notes to financial statements.

QUINPARIO ACQUISITION CORP.
(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
For the Period from May 31, 2013 (inception) to June 4, 2013

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholder’s Equity
Sale of common stock issued to initial stockholder on May 31, 2013 at approximately $0.004 per share	6,208,333	$621	$24,379	$—	$25,000
Net loss attributable to common shares				(13,879)	(13,879)
Balances at June 4, 2013	6,208,333	$621	$24,379	$(13,879)	$11,121

See accompanying notes to financial statements.

QUINPARIO ACQUISITION CORP.
(a development stage company)

STATEMENT OF CASH FLOWS
For the Period from May 31, 2013 (inception) to June 4, 2013

Cash flows from operating activities:
Net loss attributable to common shares	$(13,879)
Changes in operating assets and liabilities
Due to affiliate	51,379
Net cash provided by operating activities	37,500
Cash flows from financing activities:
Proceeds from issuance of common stock to initial stockholder	25,000
Payment of deferred offering costs	(37,500)
Net cash used in financing activities	(12,500)
Net increase in cash	25,000
Cash at beginning of the period	—
Cash at end of the period	$25,000
Supplemental disclosure of non-cash financing activities:
Deferred offering costs included in accrued offering costs	$25,000

See accompanying notes to financial statements.

QUINPARIO ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Quinpario Acquisition Corp. (“us”, “we”, “company”, “our”), a development stage company, is a newly organized blank check company incorporated in Delaware on May 31, 2013. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (“Business Combination”). The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its proposed initial public offering of Units (as defined in Note 3 below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. An amount equal to 103.5% of the gross proceeds of the Proposed Offering will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less or in any open ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the 1940 Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, is not required to submit the transaction for stockholder approval, unless otherwise required by law (or NASDAQ) and may proceed with a Business Combination if it is approved by the board of directors. Only in the event that the Company is required to seek shareholder approval in connection with a Business Combination, the Company will proceed with such Business Combination if a majority of the holders of outstanding shares of common stock that are voted vote in favor of the Business Combination. In connection with such a vote, the Company will provide our stockholders with the opportunity to redeem their shares of our common stock upon the consummation of our Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding shares of common stock that were sold as part of the Units in the Proposed Offering, which we refer to as our public shares, subject to the limitations described within the registration statement and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed Business Combination. These shares of common stock will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with ASC 480 “Distinguishing Liabilities from Equity”. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. The initial stockholders have agreed, in the event the Company is required to seek shareholder approval of its Business Combination, to vote its founders shares, placement shares and any public shares held, in favour of approving a Business Combination.

Our Sponsor, officers and directors have agreed that the Company will have only 16 months from the consummation of the Proposed Offering to consummate our Business Combination. However, if we anticipate that we may not be able to consummate our Business Combination within 16 months, we may extend the period of time to consummate a Business Combination twice, each by an additional four months, for an aggregate of eight additional months. In order to extend the time available for us to consummate our Business

QUINPARIO ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS — (continued)

Combination, our Sponsor, or its affiliates or designees, would deposit an aggregate of $1.125 million (or approximately $0.075 per public share) for each four month extension into the Trust Account prior to the applicable deadline. In return, they would receive 112,500 extension units ($10.00 per unit), on the same terms as in the private placement that will occur simultaneously with the consummation of the Proposed Offering. An aggregate of 225,000 extension units could be issued in connection with the two extensions. Neither our Sponsor, nor any of its affiliates or designees, is obligated to purchase such units in order to extend the time for us to complete a Business Combination. If we are unable to consummate our Business Combination within the above time periods, we will (i) cease all operations except for the purposes of winding up of our affairs; (ii) distribute the aggregate amount then on deposit in the Trust Account, including a portion of the interest earned thereon which was not previously used for working capital, but net of any taxes, pro rata to our public stockholders by way of redemption of our public shares (which redemption would completely extinguish such holders’ rights as shareholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining shareholders, as part of our plan of dissolution and liquidation.

The initial stockholders have agreed to waive their redemption rights with respect to the founder shares and private placement shares (i) in connection with the consummation of a Business Combination, (ii) if we fail to consummate our Business Combination within 16 months from the consummation of the Proposed Offering (or up to 24 months in case of extensions), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 16 month period. However, if our initial stockholders should acquire public shares in or after the Proposed Offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate a Business Combination within the required time period. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event we do not consummate a Business Combination within 16 months from the consummation of the Proposed Offering (or up to 24 months in case of extensions) and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of our public shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Development stage company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities”. At June 4, 2013, the Company has not commenced any operations nor generated revenue to date. All activity through June 4, 2013 relates to the Company’s formation and the Proposed Offering. Following such offering, the Company will not generate any operating revenues until after completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Proposed Offering.

QUINPARIO ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Net loss per common share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. At June 4, 2013, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

Deferred offering costs consist of legal and underwriting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

Income taxes

The Company complies with the accounting and reporting requirements of FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

There were no unrecognized tax benefits as of June 4, 2013. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be

QUINPARIO ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Income taxes (continued)

more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 4, 2013. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 15,000,000 units at $10.00 per unit (“Units”). Each Unit will consist of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed to use our best efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, to maintain a current prospectus relating to those shares of common stock until the earlier of the date the warrants expire or are redeemed and, the date on which all of the warrants have been exercised and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available. Each warrant will entitle the holder to purchase one share of common stock at an exercise price of $12.00 and will become exercisable on the later of (a) 30 days after the consummation of our Business Combination, or (b) 12 months from the closing of the Proposed Offering. The warrants will expire at 5:00 p.m., New York time, five years after the consummation of our Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the Trust Account. The warrants will be redeemable by the Company at a price of $0.01 per warrant upon 30 days prior written notice after the warrants become exercisable, only in the event that the last sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given.

In connection with the Proposed Offering, the Sponsor has committed to purchase 1,150,000 placement units, each consisting of one share of common stock and one warrant to purchase one share of our common stock exercisable at $12.00, at a price of $10.00 per unit ($11.5 million in the aggregate) in a private placement that will occur simultaneously with the consummation of the Proposed Offering. The purchase price of the placement units will be added to the proceeds from the Proposed Offering to be held in the Trust Account. If we do not complete a Business Combination within 16 months from the consummation of the Proposed Offering (or up to 24 months in case of extensions), the proceeds from the sale of the placement units held in the Trust Account will be used to fund the redemption of our public shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to the placement shares or warrants, which will expire worthless.

QUINPARIO ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

3. PROPOSED OFFERING — (continued)

The placement units, the extension units and the component securities contained therein will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination and the placement warrants and the extension warrants will be non-redeemable so long as they are held by our Sponsor or its affiliates or designees. If the placement units or extension units are held by someone other than the initial holders, or their respective permitted transferees, the placement warrants or extension warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Proposed Offering. The Company intends to classify the private placement warrants within permanent equity as additional paid-in capital in accordance with ASC 815-40 Derivatives and Hedging.

4. RELATED PARTY TRANSACTIONS

In order to finance transaction costs in connection with an intended Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an Business Combination, we would repay such loaned amounts. In the event that the Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment, other than the interest income earned thereon. Up to $750,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the placement warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

As of June 4, 2013, an affiliate of our Sponsor, Quinpario Partners LLC, has advanced to us a total of $51,379 which has been used for the payment of operating expenses and costs associated with the Proposed Offering. These advances are non-interest bearing, unsecured and are due at the earlier of December 31, 2013 or the consummation of the Proposed Offering out of the proceeds of the Proposed Offering.

On May 31, 2013, the Company issued 6,208,333 shares of common stock to the Sponsor (the “Founder Shares”) for an aggregate purchase price of $25,000. These shares include up to 750,000 shares of common stock which are subject to forfeiture if and to the extent the underwriters’ over-allotment option is not exercised in full, and up to 75,000 shares of common stock which are subject to forfeiture in the event that the extension units are not purchased (or 37,500 Founder Shares per extension), so that the Sponsor and its permitted transferees will own 25% of the Company’s issued and outstanding common shares after the Proposed Offering. If the underwriters determine the size of the offering should be increased, a stock dividend would be effectuated in order to maintain the ownership represented by the Founder Shares at the same percentage as was the case before the stock dividend. If the underwriters do not exercise all or a portion of their overallotment option, the Sponsor has agreed, pursuant to a written agreement with the Company, that it will forfeit up to an aggregate of 750,000 Founder Shares in proportion to the portion of the underwriters’ overallotment option that was not exercised.

The Founder Shares are identical to the shares of common stock included in the Units being sold in the Proposed Offering, except that (1) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (2) our initial stockholders have agreed: (i) to waive its redemption rights with respect to their Founder Shares, placement shares and public shares in connection with the consummation of a Business Combination and (ii) to waive its redemption rights with respect to their Founder Shares and placement shares if we fail to consummate a business combination within 16 months from the consummation of the Proposed Offering (or up to 24 months in case of extensions). However, our initial stockholders will be entitled to redemption rights with respect to any public shares it holds if we fail to consummate a Business

QUINPARIO ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

4. RELATED PARTY TRANSACTIONS — (continued)

Combination within such time period. If we submit our Business Combination to our public stockholders for a vote, our initial stockholders have agreed to vote its Founder Shares, placement shares and any public shares held in favor of our Business Combination.

The initial stockholders have agreed not to transfer, assign or sell any of their founder shares (except to permitted transferees) until (i) with respect to 20% of such shares, upon consummation of our initial business combination, (ii) with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iii) with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iv) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and (v) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a business combination, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the company is the surviving entity.

The initial stockholders will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Offering. The initial stockholders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to its shares of common stock, the warrants and the common shares underlying the warrants, commencing on the date such common stock or warrants are released from lockup. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Commencing on the date that our securities are first listed on Nasdaq, we have agreed to pay Quinpario Partners LLC, an affiliate of our Sponsor, a total of $10,000 per month for office space, administrative services and secretarial support. Upon consummation of our Business Combination or our liquidation, we will cease paying these monthly fees.

5. COMMITMENTS & CONTINGENCIES

The Company expects to grant the underwriters a 45-day option to purchase up to 2,250,000 additional Units to cover the over-allotment at the initial public offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of three percent (3.0%) which shall be paid in cash at the closing of the Proposed Offering, including any amounts raised pursuant to the overallotment option. In addition, the underwriters will be entitled to a deferred fee of three percent (3.0%) of the Proposed Offering, including any amounts raised pursuant to the overallotment option, payable in cash upon the closing of a Business Combination.

6. STOCKHOLDER’S EQUITY

Common Stock — The Company is authorized to issue 43,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each common share. At June 4, 2013, there were 6,208,333 common shares outstanding.

QUINPARIO ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

6. STOCKHOLDER’S EQUITY — (continued)

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock in one or more series with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At June 4, 2013, the Company has not issued any preferred shares.

7. SUBSEQUENT EVENTS

On June 14, 2013 the Company issued an unsecured promissory note of up to $250,000 to Quinpario Partners LLC. The loans issued under this agreement are non-interest bearing and payable in full at the earlier of (i) December 31, 2013 or (ii) the closing of the Business Combination. As of June 18, 2013, Quinpario Partners LLC has loaned the Company a total of $89,908 for payment of operating expenses and costs associated with the Proposed Offering, which includes conversion of advances payable at June 4, 2013 of $51,379 to loans under this agreement.

Management has approved the financial statements and performed an evaluation of subsequent events through June 18, 2013, the date the financial statements were available for issuance, noting no additional items which require adjustment or disclosure.

$150,000,000

Quinpario Acquisition Corp.

15,000,000 Units

PROSPECTUS

C&Co/PrinceRidge
Cantor Fitzgerald & Co.
Drexel Hamilton

August 8, 2013

Until September 2, 2013, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.